                                                                    EXHIBIT 10.6
================================================================================

                                 LOAN AGREEMENT

                           Dated as of August 19, 2003

                                     Between

                THE ENTITIES LISTED ON SCHEDULE I ANNEXED HERETO,
                                   as Borrower

                                       and

                             COLUMN FINANCIAL, INC.,
                                    as Lender

                             FOUNTAIN VIEW PORTFOLIO

================================================================================

                                TABLE OF CONTENTS

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I.       DEFINITIONS; PRINCIPLES OF CONSTRUCTION

         Section 1.1.        Definitions.................................................................     1
         Section 1.2.        Principles of Construction..................................................    27

II.      GENERAL TERMS

         Section 2.1.        Loan Commitment; Disbursement to Borrower...................................    27
         Section 2.2.        Interest Rate...............................................................    28
         Section 2.3.        Loan Payment................................................................    34
         Section 2.4.        Prepayments.................................................................    35
         Section 2.5.        Release of Property.........................................................    36
         Section 2.6.        Cash Management.............................................................    37
         Section 2.7.        Assumption of a Portion of the Loan.........................................    41

III.     CONDITIONS PRECEDENT

         Section 3.1.        Conditions Precedent to Closing.............................................    46

IV.      REPRESENTATIONS AND WARRANTIES

         Section 4.1.        Borrower Representations....................................................    50
         Section 4.2.        Health Care Representations.................................................    58
         Section 4.3.        Survival of Representations.................................................    60

V.       BORROWER COVENANTS

         Section 5.1.        Affirmative Covenants.......................................................    60
         Section 5.2.        Negative Covenants..........................................................    72

VI.      INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

         Section 6.1.        Insurance...................................................................    79
         Section 6.2.        Casualty....................................................................    83
         Section 6.3.        Condemnation................................................................    83
         Section 6.4.        Restoration.................................................................    84

VII.     RESERVE FUNDS

         Section 7.1.        Required Repair Funds.......................................................    88
         Section 7.2.        Tax and Insurance Escrow Fund...............................................    89
         Section 7.3.        Replacements and Replacement Reserve........................................    89
         Section 7.4.        Debt Service Reserve........................................................    90
         Section 7.5.        Reserve Funds, Generally....................................................    90
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                                      -i-

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         Section 7.6.        Casualty Insurance Deductible Reserve.......................................    91
         Section 7.7.        Professional Liability Insurance Deductible Reserve........................     92

VIII.    DEFAULTS

         Section 8.1.        Event of Default............................................................    93
         Section 8.2.        Remedies....................................................................    95

IX.      SPECIAL PROVISIONS

         Section 9.1.        Sale of Notes and Securitization............................................    97
         Section 9.2.        Securitization Indemnification..............................................    98
         Section 9.3.        Administration of Bankruptcy Claims.........................................   101
         Section 9.4.        Exculpation.................................................................   101
         Section 9.5.        Intentionally Omitted.......................................................   103
         Section 9.6.        Servicer....................................................................   103

X.       MISCELLANEOUS

         Section 10.1.       Survival....................................................................   104
         Section 10.2.       Lender's Discretion.........................................................   104
         Section 10.3.       Governing Law...............................................................   104
         Section 10.4.       Modification, Waiver in Writing.............................................   106
         Section 10.5.       Delay Not a Waiver..........................................................   106
         Section 10.6.       Notices.....................................................................   106
         Section 10.7.       Trial by Jury...............................................................   108
         Section 10.8.       Headings....................................................................   108
         Section 10.9.       Severability................................................................   108
         Section 10.10.      Preferences.................................................................   108
         Section 10.11.      Waiver of Notice............................................................   108
         Section 10.12.      Remedies of Borrower........................................................   108
         Section 10.13.      Expenses; Indemnity.........................................................   109
         Section 10.14.      Schedules Incorporated......................................................   110
         Section 10.15.      Offsets, Counterclaims and Defenses.........................................   110
         Section 10.16.      No Joint Venture or Partnership; No Third Party Beneficiaries...............   110
         Section 10.17.      Publicity...................................................................   111
         Section 10.18.      Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.....   111
         Section 10.19.      Waiver of Counterclaim......................................................   111
         Section 10.20.      Conflict; Construction of Documents; Reliance...............................   111
         Section 10.21.      Brokers and Financial Advisors..............................................   112
         Section 10.22.      Prior Agreements............................................................   112
         Section 10.23.      Note Register; Ownership of Promissory Note B...............................   112

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

                                    SCHEDULES

Schedule I    -    Properties and Borrowers
Schedule II   -    Allocated Loan Amounts
Schedule III  -    Required Repairs - Deadlines for Completion
Schedule IV   -    Organizational Structure
Schedule V    -    Licensed Bed Capacity
Schedule VI   -    Allocation of Debt Service Reserve
Schedule VII  -    Form of Occupancy Report
Schedule VIII -    Fictitious Business Names
Schedule IX   -    Exception to Health Care Representations
Schedule X    -    Interim Management Agreements and Subleases
Schedule XI   -    Properties with Provisional Licenses

                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT, dated as of August 19, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 ("LENDER"), and the entities set forth on
Schedule I annexed hereto and made a part hereof, jointly and severally, each having its principal place of business at 27442 Portola Parkway, Suite 200, Foothill Ranch, California 92610 (collectively, "BORROWER").

                              W I T N E S S E T H:

                  WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

                  WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

                  NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                  I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  SECTION 1.1. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                  "ACCEPTABLE COUNTERPARTY" shall mean any counterparty to the Interest Rate Cap Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement a long-term unsecured debt rating of at least "AAA" by S&P and "Aaa" from Moody's, which rating shall not include a "t" or otherwise reflect a termination risk.

                  "ADDITIONAL INSOLVENCY OPINION" shall have the meaning set forth in Section 4.1.30(c) hereof.

                  "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                  "AFFILIATED LOANS" shall mean a loan made by Lender to an Affiliate of Borrower or any Guarantor.

                  "AFFILIATED MANAGER" shall mean any manager of any Individual Property in which Borrower, Principal, or any Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

                  "ALLOCATED LOAN AMOUNT" shall mean, for each Individual Property, the amount set forth on Schedule II hereto.

                  "ALTA" shall mean American Land Title Association, or any successor thereto.

                  "ANNUAL BUDGET" shall mean the operating budget, including all planned Capital Expenditures, for the Properties and each Individual Property separately, prepared by Borrower for the applicable Fiscal Year or other period.

                  "APPLICABLE INTEREST RATE" shall mean the rate or rates at which the outstanding principal amount of the Loan bears interest from time to time in accordance with the provisions of Section 2.2.3 hereof.

                  "APPROVED ANNUAL BUDGET" shall have the meaning set forth in
Section 5.1.11(l) hereof.

                  "ASSIGNMENT OF LEASES" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "ASSUMED LOAN" shall have the meaning set forth in Section 2.7.1(g).

                  "ASSUMED LOAN BORROWER" shall have the meaning set forth in
Section 2.7.1(e).

                  "ASSUMED LOAN DOCUMENTS" shall have the meaning set forth in
Section 2.7.1(h).

                  "ASSUMED PROPERTIES" shall have the meaning set forth in
Section 2.7.1.

                  "ASSUMED PROPERTY" shall have the meaning set forth in Section 2.7.1.

                  "ASSUMED PROPERTY DEPOSIT" shall have the meaning set forth in
Section 2.7.1(t).

                  "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation with respect to all or any part of any Individual Property.

                  "BANKRUPTCY ACTION" shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

                  "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C., Section 101, et seq., and the regulations adopted and promulgated pursuant thereto.

                  "BASIC CARRYING COSTS" shall mean, for any period, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for such period: (a) Taxes and (b) Insurance Premiums.

                  "BORROWER" shall mean, individually and collectively, each of the entities set forth on Schedule I annexed hereto and made a part hereof, together with their successors and assigns. Each reference to Borrower shall refer to such entities collectively and individually to each entity constituting Borrower.

                  "BREAKAGE COSTS" shall have the meaning set forth in Section 2.2.3(h) hereof.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

                  "CAPITAL EXPENDITURES" shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

                  "CASH EXPENSES" shall mean, for any period, the Operating Expenses for the operation of the Properties as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Borrower minus any payments into the Tax and Insurance Escrow Fund and the Replacement Reserve Fund.

                   "CASH MANAGEMENT ACCOUNT" shall have the meaning set forth in
Section 2.6.4(a) hereof.

                  "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Skilled Healthcare LLC, Skilled Healthcare II LLC and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "CASUALTY" shall have the meaning set forth in Section 6.2 hereof.

                  "CASUALTY CONSULTANT" shall have the meaning set forth in
Section 6.4(b)(iii) hereof.

                  "CASUALTY INSURANCE DEDUCTIBLE RESERVE ACCOUNT" shall have the meaning set forth in Section 7.6.1 hereof.

                  "CASUALTY INSURANCE DEDUCTIBLE RESERVE FUND" shall have the meaning set forth in Section 7.6.1 hereof.

                  "CASUALTY RETAINAGE" shall have the meaning set forth in
Section 6.4(b)(iv) hereof.

                  "CATCH-UP AMOUNT" shall have the meaning set forth in Section
2.3.2 hereof.

                  "CLOSING DATE" shall mean the date of the funding of the Loan.

                  "CLOSING DATE DEBT SERVICE COVERAGE RATIO" shall mean 2.0:1.

                  "CLOSING DATE LOAN-TO VALUE RATIO" shall mean forty-nine percent (49%).

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "COLLATERAL ASSIGNMENT OF INTEREST RATE CAP AGREEMENT" shall mean that certain Collateral Assignment of Interest Rate Cap Agreement, dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of the Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

                  "CONDEMNATION PROCEEDS" shall have the meaning set forth in
Section 6.4(b) hereof.

                  "CONTRACT" shall have the meaning set forth in the Mortgages.

                  "COUNTERPARTY" shall mean, with respect to the Interest Rate Cap Agreement, SMBC Derivative Products Limited, and with respect to any Replacement Interest Rate Cap Agreement, any substitute Acceptable Counterparty.

                  "COVERED DISCLOSURE INFORMATION" shall have the meaning set forth in Section 9.2(b) hereof.

                  "CSFB" shall mean Credit Suisse First Boston LLC and its successors in interest.

                  "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages and the other Loan Documents.

                  "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments due under this Agreement and the Note.

                  "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which:

                  (a) the numerator is the Net Operating Income (excluding interest on credit accounts) for such period as set forth in the financial statements required hereunder; and

                  (b) the denominator is the applicable Debt Service due and payable on the Note A.

                  "DEBT SERVICE RESERVE ACCOUNT" shall have the meaning set forth in Section 7.4.1 hereof.

                  "DEBT SERVICE RESERVE FUND" shall have the meaning set forth in Section 7.4.1 hereof.

                  "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                  "DEFAULT RATE" shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) five percent (5%) above the Applicable Interest Rate.

                  "DETERMINATION DATE" shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth
(15th) day of the calendar month in which such Interest Period commences.

                  "DISCLOSURE DOCUMENT" shall mean a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet, road show presentation materials or other offering documents or marketing materials, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

                  DOPNA shall have the meaning set forth in Section 5.1.28 hereof.

                  "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

                  "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch, if rated by such Rating Agency, in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's, if rated by such Rating Agency). Lender acknowledges that each of Bank of America and Wells Fargo Bank, N.A. shall be deemed to be an Eligible Institutions so long as its short term unsecured debt obligations or commercial paper (in the case of accounts in which funds are held for thirty (30) days or less) are rated at least "A-2+" by S&P, "P-2" by Moody's and "F-1" by Fitch, if rated by such Rating Agency, or its long term unsecured debt obligations (in the case of accounts in which funds are held for more than thirty (30) days) are rated at least "A" by Fitch and S&P and "A2" by Moody's, if rated by such Rating Agency. For accounts into which checks are deposited by Borrower from private pay residents of the Facilities, other than the Lockbox Account and the Medicare/Medicaid Account, a depository institution or trust company, that insures deposits held by such a depository institution or trust company through the Federal Deposit Insurance Corporation, so long as the amounts on deposit in all accounts of any Borrower at such institution does not exceed $100,000 at any one time.

                  "EMBARGOED PERSON" shall have the meaning set forth in Section
4.1.35 hereof.

                  "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1(a) hereof.

                  "EXCESS CASH FLOW" means for any fiscal year of Borrower, (a) the sum, without duplication, of (i) the net income or loss of Borrower for such fiscal year, calculated in accordance with GAAP, excluding, however, all gains and losses (together with any related provision for federal and state income taxes on such gains and losses) realized in connection with any sale or other disposition by Borrower of any asset (other than the sales of inventory in the ordinary course of business); (ii) the aggregate amount of all interest expense of Borrower during such fiscal year, calculated in accordance with GAAP, whether paid or accrued; (iii) the aggregate amount of all federal and state income taxes incurred by Borrower during such fiscal year, calculated in accordance with GAAP, whether paid or accrued; (iv) the aggregate amount of all depreciation expense and amortization expense of Borrower during such fiscal year, calculated in accordance with GAAP; (v) the aggregate amount of all non-cash extraordinary losses (together with any related provision for federal and state income taxes on such extraordinary losses) of Borrower during such fiscal year, calculated in accordance with GAAP; (vi) an amount equal to any decrease in the Working Capital during such fiscal year up to $1,500,000 per year and (vii) any capital contributions made by Guarantor or any Affiliate of Guarantor to Borrower; minus (b) the sum, without duplication, of (i) the Maintenance Capital

Expenditures for such fiscal year; (ii) the aggregate amount of all interest expense of Borrower paid or payable during such fiscal year, (iii) an amount equal to any increase in the Working Capital during such fiscal year up to $1,500,000 per year; (iv) the aggregate amount of all scheduled payments and mandatory prepayments of principal actually made or required to be made during such fiscal year with respect to the Loan (including any required posting of cash collateral in connection with property releases or loans), the Revolving Credit Loan and the Mezzanine Loan, (v) the aggregate amount of all voluntary prepayments of principal actually made with respect to the Loan and the Mezzanine Loan; (vi) the aggregate amount of all federal and state income taxes paid or payable by Borrower during such fiscal year; and (vii) the aggregate amount of all non-cash extraordinary gains (together with any related provisions for federal and state income taxes on such extraordinary gains) of Borrower during the such fiscal year, calculated in accordance with GAAP.

                  "EXCHANGE ACT" shall have the meaning set forth in Section 9.2(a) hereof.

                  "EXTRAORDINARY EXPENSE" shall have the meaning set forth in
Section 5.1.11(e) hereof.

                  "FACILITY" shall have the meaning set forth in the granting clause of the related Security Instrument with respect to each Individual Property.

                  "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

                  "FITCH" shall mean Fitch, Inc.

                  "FOREIGN TAXES" shall have the meaning set forth in Section 2.2.3(e) hereof.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                  "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  "GROSS INCOME FROM OPERATIONS" shall mean, for any period, all income, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source during such period, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-through or reimbursements paid by tenants under the Leases of any nature but excluding Rents from month-to-month tenants or tenants that are included in any Bankruptcy Action, sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds and Condemnation Proceeds (other than business interruption or other loss of income insurance), and any disbursements to the Borrower from the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Debt Service Reserve Fund, or any other escrow fund established by the Loan Documents.

                  "GUARANTOR" shall mean Fountain View, Inc., a Delaware corporation.

                  "GUARANTY" shall mean that certain Guaranty, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "HEALTH CARE AUTHORITIES" shall mean any federal, state or local governmental or quasi-governmental authority or any agency, intermediary, board, authority or entity concerned with the ownership, operation, use or occupancy of any Individual Property as a skilled nursing facility or assisted living facility.

                  "HERITAGE PARTNERS" shall mean Heritage Partners, Inc., its Affiliates, and its and their successors and assigns.

                  "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

                  "INDEBTEDNESS" of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments;
(c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

                  "INDEMNIFIED LIABILITIES" shall have the meaning set forth in
Section 10.13(b).

                  "INDEMNIFIED PERSON" shall have the meaning set forth in
Section 9.2(b) hereof.

                  "INDEMNIFYING PERSON" shall mean each of Borrower, Principal and Guarantor.

                  "INDEPENDENT DIRECTOR" or "INDEPENDENT MANAGER" shall mean a natural Person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director or Independent Manager), officer, employee, partner, member, attorney or counsel of the Principal, the Borrower or any Affiliate of either of them (provided, however, that no person may serve both as an Independent Director of the Borrower and the Mezzanine Borrower); (b) a creditor, customer, supplier or other person who derives any of its purchases or revenues from its activities with the Principal, the Borrower or any Affiliate of either of them; (c) a Person or other entity controlling or under common control with any such stockholder, partner, member, creditor, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, creditor, customer, supplier or other Person. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                  A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director or Independent Manager of the Principal or Borrower if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors and that also provides other corporate services in the ordinary course of its business.

                  A natural person who otherwise satisfies the foregoing definition except for being the independent director of a "special purpose entity" affiliated with Borrower that does not own a direct or indirect equity interest in Borrower or any co-borrower shall not be disqualified from serving as an Independent Director or Independent Manager of the Principal or Borrower if such individual is at the time of initial appointment, or at any time while serving as an Independent Director or Independent Manager of the Principal or Borrower, an Independent Director or Independent Manager of a Special Purpose Entity affiliated with Borrower or the Principal (other than any entity that owns a direct or indirect equity interest in Borrower or any co-borrower) if such individual is an independent director or independent manager provided by a nationally-recognized company that provides professional independent directors or independent managers.

                  "INDIVIDUAL PROPERTY" shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of each Mortgage and referred to therein as the "Property."

                  "INSOLVENCY OPINION" shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Latham & Watkins LLP in connection with the Loan.

                  "INSURANCE PREMIUMS" shall have the meaning set forth in
Section 6.1(b) hereof.

                  "INSURANCE PROCEEDS" shall have the meaning set forth in
Section 6.4(b) hereof.

                  "INTEREST PERIOD" shall mean, with respect to any Payment Date, the period commencing on the ninth (9th) day of the preceding calendar month and terminating on the eighth (8th) day of the calendar month in which such Payment Date occurs; provided, however, that no Interest Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default Rate), and the initial Interest Period shall begin on the Closing Date and shall end on the immediately following eighth (8th) day of the calendar month.

                  "INTEREST RATE CAP AGREEMENT" shall mean, as applicable, an Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Lender between Borrower and an Acceptable Counterparty or a Replacement Interest Rate Cap Agreement.

                  "LEASE" shall mean any lease, rental agreement, occupancy agreement, residency agreement, sublease or subsublease, letting, license, concession or other agreement of whatever form, including, without limitation, service, consulting and administrative agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property, and (a) every modification, amendment, extension, renewal, replacement or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

                  "LEGAL REQUIREMENTS" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities or Health Care Authorities affecting such Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

                  "LENDER" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

                  "LETTER OF CREDIT" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof.

                  "LIABILITIES" shall have the meaning set forth in Section 9.2(b) hereof.

                  "LIBOR" shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/8 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined conclusively by Lender or its agent, absent manifest error. Notwithstanding anything to the contrary contained herein in no event shall LIBOR be less than one and seventy-five hundredths percent (1.75%) per annum.

                  "LIBOR LOAN" shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

                  "LICENSES" shall have the meaning set forth in Section 4.2(a) hereof.

                  "LIEN" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                  "LOAN" shall mean the loan in the principal amount of Ninety Five Million and No/100 Dollars ($95,000,000.00) made by Lender to Borrower pursuant to this Agreement.

                  "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Environmental Indemnity, the O&M Agreement, the Guaranty, the Cash Management Agreement, the Collateral Assignment of Interest Rate Cap Agreement, the Subordination of Agreements and all other documents executed and/or delivered in connection with the Loan.

                  "LOAN-TO-VALUE RATIO" shall mean the ratio, as of a particular date, in which the numerator is equal to the outstanding principal balance of Note A and the denominator is equal to (a) on the Closing Date, the appraised value of the Properties as set forth in the Appraisals delivered by Borrower to Lender in accordance with the provisions of Section 3.1.18 thereof, and (b) thereafter, the fair market value of the Properties, as determined by Lender in its reasonable discretion.

                  "LOCKBOX ACCOUNT" shall have the meaning set forth in Section 2.6.2(a) hereof.

                  "LOCKBOX BANK" shall mean Wells Fargo Bank, N.A., or any other Eligible Institution at which accounts comprising the Lockbox Account are maintained or any successor or permitted assigns thereof.

                  "LOCKOUT RELEASE DATE" shall mean the first Payment Date that occurs three (3) years after the Closing Date.

                  "LONDON BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

                  "MAINTENANCE CAPITAL EXPENDITURES" means, for any fiscal year, the aggregate amount of all non-financed capital expenditures (other than capital expenditures that are made in connection with an acquisition) incurred or made by Borrower during such fiscal year; provided that, for purposes of this definition, the maximum amount of such capital expenditures deducted in any fiscal year (for any fiscal year, the "MAXIMUM AMOUNT") shall not exceed (a) for fiscal year 2003, $4,500,000 and (b) for any fiscal year thereafter, $4,500,000 plus the Maximum Amount for the immediately preceding fiscal year minus the actual amount of Maintenance Capital Expenditures included in this definition pursuant to clause (a) in such immediately preceding fiscal year.

                  "MASTER LEASE" shall mean, individually and collectively, those certain leases dated as of the date hereof between Owner, as lessor and a Master Lessee, as lessee, pursuant to which such Master Lessee is leasing its Individual Properties.

                  "MASTER LESSEE" shall mean, collectively, the Borrowers set forth on Schedule I under the column labeled "Master Lessee," which are leasing their respective Individual Properties pursuant to a Master Lease.

                  "MATURITY DATE" shall mean September 9, 2008, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

                  "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

                  "MEDICAL PAYORS" shall mean the Center for Medicare and Medicaid Services and any other federal or state governmental authority or any other governmental Person responsible for making payment of any Medicare/Medicaid Account.

                  "MEDICARE/MEDICAID ACCOUNT" shall mean any account payable by any Medical Payor under the Medicare or Medicaid programs, any similar or implementing state statutes and the rules and regulations promulgated pursuant to any thereof.

                  "MEDICARE/MEDICAID RECEIVABLES ACCOUNT" shall have the meaning set forth in the Section 2.6.1(a) hereof.

                  "MEZZANINE BORROWER" shall mean, collectively, SHG Property Resources, LLC, a Delaware limited liability company, and SHG Investments, LLC, a Delaware limited liability company, together with their respective successors and permitted assigns.

                  "MEZZANINE CASH MANAGEMENT AGREEMENT" shall mean that certain Mezzanine Cash Management Agreement dated as of the date hereof among Borrower, Mezzanine Borrower and Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "MEZZANINE LENDER" shall mean CapitalSource Finance LLC, as agent for the mezzanine lenders under the Mezzanine Loan, its successors and assigns.

                  "MEZZANINE LOAN" shall mean the loan from Mezzanine Lender to Mezzanine Borrower in the original principal amount of Twenty Three Million and No/100 Dollars ($23,000,000.00).

                  "MEZZANINE LOAN AGREEMENT" shall mean that certain Mezzanine Loan Agreement dated as of the date hereof between Mezzanine Borrower and Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "MEZZANINE LOAN DOCUMENTS" shall mean the term "LOAN DOCUMENTS" as defined in the Mezzanine Loan Agreement as of the date hereof.

                  "MOODY'S" shall mean Moody's Investors Service, Inc.

                  "MONTHLY MEZZANINE DEBT SERVICE PAYMENT AMOUNT" shall mean, with respect to any Payment Date, the aggregate monthly installments of interest and principal, if any, then due and payable under the Mezzanine Loan.

                  "MONTHLY OPERATING EXPENSE AMOUNT" shall mean, with respect to any calendar month, the monthly Cash Expenses for the Properties set forth in the Approved Annual Budget then in effect.

                  "MONTHLY SPREAD AMOUNT" shall mean, with respect to any prepayment of Promissory Note A, for each Payment Date following the Payment Date on which, or with respect to which, such prepayment is made to the Maturity Date, an amount equal to the product of (i) the principal amount of such prepayment which is due on such Payment Date, (ii) the Spread with respect to Promissory Note A, and (iii) a fraction, the numerator of which shall equal the actual number of days in each related Interest Period and the denominator of which is 360.

                  "MONUMENT HILL PROPERTY" shall have the meaning set forth in
Section 5.1.28 hereof.

                   "MORTGAGE" shall mean, with respect to each Individual Property, that certain first priority Deed of Trust and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "NET CASH FLOW" shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

                  "NET CASH FLOW SCHEDULE" shall have the meaning set forth in
Section 5.1.11(b) hereof.

                  "NET OPERATING INCOME" shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

                  "NET PROCEEDS" shall have the meaning set forth in Section 6.4(b) hereof.

                  "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in
Section 6.4(b)(vi) hereof.

                  "NEW REVOLVING CREDIT LOAN" shall have the meaning set forth in Section 5.2.11(c) hereof.

                  "NOTE" shall mean, collectively, Promissory Note A and Promissory Note B.

                  "NOTE A ADJUSTED ALLOCATED LOAN AMOUNT" shall mean, for each Individual Property, the product of (a) the quotient obtained by dividing the Note A Allocated Loan Amount for such Individual Property by the sum of the original Note A Allocated Loan Amounts for all Properties then encumbered by the lien of the Mortgage, including the Individual Property to be released, multiplied by (b) the then outstanding principal balance of Promissory Note A.

                  "NOTE A ALLOCATED LOAN AMOUNT" shall mean, for each Individual Property, the amount set forth on Schedule II hereto.

                  "NOTE A MONTHLY PRINCIPAL PAYMENT AMOUNT" shall mean a payment of principal on account of Promissory Note A in the amount of $283,333.33, provided, however, that the Monthly Principal Payment Amount shall be reduced on each Payment Date by an amount equal to $283,333.33 multiplied by a fraction, the numerator of which is the Allocated Loan Amount with respect to (a) any Individual Property previously released from the Lien of the Mortgage pursuant to Section 2.5.1 and (b) any Individual Property which has previously been severed from the Loan pursuant to Section 2.7, and the denominator of which is the original principal balance of the Loan.

                  "NOTE A RELEASE AMOUNT" shall mean, for each Individual Property, one hundred twenty-five percent (125%) of the product of Note A Adjusted Allocated Loan Amount

                  "NOTE B ALLOCATED LOAN AMOUNT" shall mean, for each Individual Property, the amount set forth on Schedule II hereto.

                  "NOTE B GUARANTY OF PAYMENT" shall mean that Guaranty of Payment given by Guarantor in favor of Note B Holder.

                  "NOTE B HOLDER" shall mean the holder of Note B from time to time.

                  "NOTE B MONTHLY PRINCIPAL PAYMENT AMOUNT" shall mean a payment of principal on account of Promissory Note B in the amount equal to (a) the outstanding principal balance of Promissory Note B on the thirty-first (31st) Payment Date divided by thirty (30), or (b) if the Mezzanine Loan is paid in full prior to the thirty first (31st) Payment Date, the outstanding principal balance of Promissory Note B on the first Payment Date to occur after the Mezzanine Loan has been paid in full divided by the number of Payment Dates from such Payment Date to and including the Maturity Date.

                   "NOTE B RELEASE AMOUNT" shall mean, for each Individual Property, one hundred twenty-five percent (125%) of the product of (a) the quotient obtained by dividing the Note B Allocated Loan Amount for such Individual Property by the sum of the original Note B Allocated Loan Amounts for all Properties then encumbered by the lien of the Mortgage, including the Individual Property to be released, multiplied by (b) the then outstanding principal balance of Promissory Note B.

                  "O&M AGREEMENT" shall mean, with respect to any Individual Property (if at all), that certain Operations and Maintenance Agreement, dated as of the date hereof, between Borrower and Lender given in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "OCCUPANCY REPORT" shall mean a true, correct and complete schedule, in substantially the form attached hereto as Schedule VII (provided in accordance with legal requirements related to privacy) which accurately and completely sets forth, the number and percentage of beds or units at the Facility that are occupied, the average rent and other charges payable with respect to each bed or unit at an Individual Property, the form of payment or reimbursement (e.g. Medicare, Medical, other insurance, private payments) applicable thereto and the aggregate arrearages in payments.

                  "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the general partner or managing member of Borrower, as applicable.

                  "OPERATING EXPENSES" shall mean, for any period, the total of all expenditures, computed in accordance with GAAP, of whatever kind during such period relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance (which ordinary repairs and maintenance for the purposes of determining the Debt Service Coverage Ratio shall be no less than an assumed monthly expense of one-twelfth (1/12th) of $400 per bed for any Individual Property that is a skilled nursing facility and one-twelfth (1/12th) of $400 per unit for any Individual Property that is an assisted living facility), insurance, license fees, property taxes and assessments, advertising expenses, legal fees, consulting fees, management fees, payroll and related taxes, computer processing charges, tenant improvements and leasing commissions, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures, and contributions to the Replacement Reserve Fund, the Tax and Insurance Escrow Fund, the Debt Service Reserve Fund and any other reserves required under the Loan Documents.

                  "OPERATING LEASE" shall mean, individually and collectively, those certain leases dated as of the date hereof between a Master Lessee, as lessor and an Operator, as lessee, pursuant to which such Operator is leasing its Individual Property.

                  "OPERATOR" shall mean, collectively, the Borrowers set forth on Schedule I under the column labeled "Operator," which are operating their respective Individual Properties pursuant to an Operating Lease.

                  "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

                  "OWNER" shall mean, collectively, the Borrowers set forth on
Schedule I under the column labeled "Fee Owners," each of which is the fee owner of its respective Individual Property.

                  "PAYMENT DATE" shall mean the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

                  "PERMITTED ENCUMBRANCES" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) the Liens and security interests created by the Revolving Credit Loan Agreement, (c) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof, (d) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

                  "PERMITTED INVESTMENTS" shall have the meaning set forth in the Cash Management Agreement.

                  "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "PERSONAL PROPERTY" shall have the meaning set forth in the granting clauses of the Mortgage with respect to each Individual Property.

                  "PHYSICAL CONDITIONS REPORT" shall mean, with respect to each Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its reasonable discretion.

                  "PLAN OF REORGANIZATION" shall mean Debtors' Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated April 22, 2003, in Case No. LA 01-39678BB through LA 01-39697BB and LA 01-45516BB, LA 01-45520BB and

LA 01-45525BB, in the United States Bankruptcy Court for the Central District of California, Los Angeles Division, as such may be modified, amended or supplemented from time to time.

                  "POLICIES" shall have the meaning specified in Section 6.1(b) hereof.

                  "PREPAYMENT PREMIUM" shall mean, if the prepayment of Promissory Note A occurs on or prior to March 9, 2008, an amount equal to the greater of (i) one percent (1%) of the principal balance of the Promissory Note A being prepaid and (ii) the Spread Maintenance Premium.

                  "PRIME RATE" shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the "Prime Rate." If more than one "Prime Rate" is published in The Wall Street Journal for a day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the "Prime Rate," the Lender shall select an equivalent publication that publishes such "Prime Rate," and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall reasonably select a comparable interest rate index.

                  "PRIME RATE LOAN" shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

                  "PRIME RATE SPREAD" shall mean, with respect to Promissory Note A and Promissory Note B, the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread applicable to Promissory Note A and Promissory Note B, as the case may be, on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.

                  "PRINCIPAL" shall mean the Special Purpose Entity which is the general partner of the Borrower in the event that the Borrower is a limited partnership.

                  "PROFESSIONAL LIABILITY INSURANCE DEDUCTIBLE RESERVE ACCOUNT" shall have the meaning set forth in Section 7.7.1 hereof.

                  "PROFESSIONAL LIABILITY INSURANCE DEDUCTIBLE RESERVE FUND" shall have the meaning set forth in Section 7.7.1 hereof.

                  "PROMISSORY NOTE A" shall mean that certain Promissory Note A of even date herewith in the principal amount of Eighty Five Million and No/100 Dollars ($85,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "PROMISSORY NOTE B" shall mean, collectively, Promissory Note B-1, Promissory Note B-2 and Promissory Note B-3.

                  "PROMISSORY NOTE B-1" shall mean that certain Promissory Note B-1 of even date herewith in the principal amount of Five Million and No/100 Dollars ($5,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "PROMISSORY NOTE B-2" shall mean that certain Promissory Note B-2 of even date herewith in the principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "PROMISSORY NOTE B-3" shall mean that certain Promissory Note B-3 of even date herewith in the principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "PROPERTIES" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

                  "PROVIDED INFORMATION" shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to the Properties, Borrower, Principal and/or Guarantor.

                  "QUALIFIED MANAGER" shall mean, in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Properties, provided, that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Properties by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.

                  "RATING AGENCIES" shall mean each of S&P, Moody's and Fitch, or any other nationally recognized statistical rating agency which has been approved by Lender.

                  "RELEASE AMOUNT" shall mean, for each Individual Property, the aggregate of the Note A Release Amount and the Note B Release Amount for such Individual Property.

                  "REMAINING CROSSED LOAN" shall have the meaning set forth in
Section 2.7.1(h).

                  "REMAINING CROSSED PROPERTIES" shall have the meaning set forth in Section 2.7.1(d).

                  "REMAINING CROSSED PROPERTIES DEPOSIT" shall have the meaning set forth in Section 2.7.1(q).

                  "REMIC TRUST" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

                  "RENTS" shall mean, with respect to each Individual Property, all accounts (including any rights of Borrower in accounts arising from the operations conducted at or by the Facility), deposits (whether for security or otherwise but excluding any resident trust accounts), rents, issues, profits, revenues, royalties, rights, benefits, and income of every nature of and from the Individual Property and the operations conducted or to be conducted thereon, including, without limitation, minimum rents, additional rents, termination payments, forfeited security deposits, any rights to payment earned under Leases for the operation of ongoing retail businesses such as newsstands, concession stands, barbershops, beauty shops, gift shops, cafeterias, dining rooms, restaurants, lounges, vending machines, physicians' offices, pharmacies, laboratories, gymnasiums, swimming pools, tennis courts, golf courses, recreational centers and specialty shops, liquidated damages following default and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability due to destruction or damage to the Individual Property, together with the immediate and continuing right to collect and receive the same, whether now due or hereafter becoming due, and together with all rights and claims of any kind that Borrower may have against any tenant, lessee or licensee under the Leases or against any other occupant of the Individual Property.

                  "REPLACEMENT INTEREST RATE CAP AGREEMENT" means an interest rate cap agreement from an Acceptable Counterparty with terms identical to the Interest Rate Cap Agreement except that the same shall be effective in connection with replacement of the Interest Rate Cap Agreement following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a "Replacement Interest Rate Cap Agreement" shall be such interest rate cap agreement approved in writing by each of the Rating Agencies with respect thereto.

                  "REPLACEMENT MANAGEMENT AGREEMENT" shall mean a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance; provided, Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower's expense.

                  "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in Section 7.3.1 hereof.

                  "REPLACEMENT RESERVE FUND" shall have the meaning set forth in
Section 7.3.1 hereof.

                  "REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in Section 7.3.1 hereof.

                  "REPLACEMENTS" shall have the meaning set forth in Section
7.3.1 hereof.

                  "REQUIRED REPAIR ACCOUNT" shall have the meaning set forth in
Section 7.1.1 hereof.

                  "REQUIRED REPAIR FUND" shall have the meaning set forth in
Section 7.1.1 hereof.

                  "REQUIRED REPAIRS" shall have the meaning set forth in Section
7.1.1 hereof.

                  "RESERVE FUNDS" shall mean, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Debt Service Reserve Fund, the Required Repair Fund, the Casualty Insurance Deductible Reserve Fund, the Professional Liability Insurance Deductible Reserve Fund, and any other escrow fund established pursuant to the Loan Documents.

                  "RESTORATION" shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as commercially practicable to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

                  "RESTRICTED PARTY" shall mean, collectively, (a) Borrower, Principal and any Guarantor and (b) any shareholder, partner, member, non-member manager, direct or indirect legal or beneficial owner of, Borrower or Principal.

                  "REVOLVING CREDIT LENDER" shall mean (a) CapitalSource Finance LLC, as administrative agent and collateral agent for the lenders specified in the Revolving Credit Loan Agreement, its and their successors and assigns or (b) the lender under any New Revolving Credit Loan entered into in accordance with the provisions of Section 5.2.11 terms of this Agreement.

                  "REVOLVING CREDIT LOAN DOCUMENTS" shall mean the term "Loan Documents" as defined in the Revolving Credit Loan Agreement as of the date hereof.

                  "REVOLVING CREDIT LOAN" shall mean the loan from Revolving Credit Lender to Borrower in the principal amount of up to Eleven Million and No/100 Dollars ($11,000,000.00) and any New Revolving Credit Loan entered into in accordance with the provisions of Section 5.2.11.

                  "REVOLVING CREDIT LOAN AGREEMENT" shall mean that certain Revolving Credit and Security Agreement dated as of the date hereof between Operator and Revolving Credit Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies.

                  "SALE OR PLEDGE" shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest.

                  "SECURITIES" shall have the meaning set forth in Section 9.1 hereof.

                  "SECURITIES ACT" shall have the meaning set forth in Section 9.2(a) hereof.

                  "SECURITIZATION" shall have the meaning set forth in Section
9.1 hereof.

                  "SERVICER" shall have the meaning set forth in Section 9.6 hereof.

                  "SERVICING AGREEMENT" shall have the meaning set forth in
Section 9.6 hereof.

                  "SEVERANCE" shall have the meaning set forth in Section 2.7.1.

                  "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in
Section 8.2(c) hereof.

                  "SPECIAL PURPOSE ENTITY" shall mean a corporation, limited partnership or limited liability company which at all times on and after the date hereof:

                  (a) is organized solely for the purpose of (i) acquiring, developing, owning, holding, maintaining, improving, mortgaging, encumbering, selling, leasing, transferring, exchanging, managing and/or operating the Properties, or acting as a general partner of the limited partnership that owns, operates or leases the Properties, (ii) entering into and performing its obligations under the Loan Documents and the Revolving Credit Loan Documents, in each case to which it is a party, (iii) refinancing the Properties in connection with a permitted repayment of the Loan, and (iv) transacting lawful business that is incident, reasonably necessary and appropriate to accomplish the foregoing;

                  (b) is not engaged and will not engage, directly or indirectly, in any business unrelated to those activities required or permitted to be performed under the Loan Documents, including this definition of "Special Purpose Entity" and subsection (a) above, as applicable;

                  (c)      does not have and will not have any assets other than
(i) those related to the Properties or its partnership interest in the limited partnership, for those acting as general partners of the limited partnership that owns, operates or leases the Properties, and (ii) incidental personal property necessary for the ownership or operation of the Properties, as applicable;

                  (d) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition, except as expressly permitted pursuant to any provision of the Loan Documents;

                  (e) if such entity is a limited partnership, has, as its only general partners, Special Purpose Entities that are corporations, limited partnerships or limited liability companies;

                  (f) if such entity is a corporation, has at least two (2) Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two Independent Directors shall have participated in such vote;

                  (g) if such entity is a limited liability company with more than one member, has at least one member that is a Special Purpose Entity that is a corporation that has at least two Independent Directors and that owns at least one percent (1.0%) of the equity of the limited liability company;

                  (h) if such entity is a limited liability company with only one member, is a limited liability company organized in the State of Delaware that (i) is managed by a board of managers, (ii) has at least two Independent Managers and has not caused or allowed and will not cause or allow the board of managers of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers unless two Independent Managers shall have participated in such vote and (iii) at least two springing members, one of which will become a non-managing member of such entity upon the dissolution of the existing member;

                  (i) if such entity is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has a limited partnership agreement, or (iii) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity will not, without the written consent of any applicable Governmental Authority, if required: (A) dissolve, merge, liquidate, consolidate; (B) sell all or substantially all of its assets or the assets of the Borrower (as applicable) without the consent of Lender; (C) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the written consent of the Lender; or (D) without the affirmative vote of two Independent Directors and of all other directors of the limited liability company (that is such entity or the general partner of such entity), take a Bankruptcy Action with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

                  (j) is and will remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (k) has not failed and will not fail to correct any known misunderstanding regarding its separate identity;

                  (l) has maintained and will maintain its bank accounts, books and records separate from any other Person and will file its own tax returns (except to the extent that it is disregarded for federal income tax purposes), and pay any taxes required to be paid under applicable law;

                  (m) has maintained and will maintain its own records, books, resolutions and agreements;

                  (n) other than as provided in the Cash Management Agreement, (i) has not commingled and will not commingle its funds or assets with those of any other Person and (ii) has not participated and will not participate in any cash management system with any other Person, except that if Borrower and its Affiliates use a centralized disbursement system, administered by an Affiliate pursuant to written paying agency agreement acceptable to Lender to pay expenses, Borrower may, on any day when Borrower shall pay such expenses, transfer the amount of such payment to the disbursement account used for such centralized system and cause such disbursement to be made on the same day, provided that such disbursement shall indicate that such disbursement is made on behalf of Borrower and Borrowers shall keep, and shall cause such Affiliates accurate record reflecting all deposits made by Borrower and all disbursements made on Borrower's behalf;

                  (o)      has held and will hold its assets in its own name;

                  (p) has conducted and will conduct its business in its name, in the fictitious business name under which it operates its Individual Property set forth on Schedule VIII, or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Borrower;

                  (q) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other entity except as required by GAAP; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

                  (r) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations and in accordance with all Legal Requirements;

                  (s) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

                  (t) has and will have no Indebtedness other than (i) the Loan, (ii) with respect to the Operators only, the Revolving Credit Loan (iii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Properties and the routine administration of Borrower, in amounts not to exceed $4,000,000 (increasing by five percent (5%) during each year of the Loan) in the aggregate for all the Properties and excluding administrative fees paid by Borrower under the respective Employee Services Agreements between each of the Operators and Summit Care Corporation and under the respective Administrative Services Agreements between each Operator and Skilled Healthcare, LLC, Taxes, Insurance Premiums, wages and benefits, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iv) such other liabilities that are permitted pursuant to this Agreement;

                  (u) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement; provided, however, that this provision shall not be deemed to prohibit indemnification and contribution agreements in favor of the Lender, the Revolving Credit Lender, or among the Borrowers entered into under or in connection with the Loan Documents or the Revolving Credit Loan Documents;

                  (v) has not and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

                  (w) has allocated and will allocate fairly, reasonably and in accordance with all Legal Requirements any overhead expenses or other common expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

                  (x) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity's agent;

                  (y) has not pledged and will not pledge its assets for the benefit of any other Person, except as otherwise permitted by the Loan Documents or the Revolving Credit Loan Documents;

                  (z) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name, in the fictitious business name under which it operates its Individual Property set forth on Schedule VIII or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except (i) for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (dd) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Borrower; or (ii) to the extent a single member limited liability company is treated as a division of its member for federal income tax purposes;

                  (aa) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                  (bb) except as contemplated under the Cash Management Agreement, has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

                  (cc) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person, except to the extent a single-member limited liability company is treated as a division of its member for tax purposes;

                  (dd) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are in compliance with all Legal Requirements and no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party and (B) in connection with the Loan Documents;

                  (ee) has not and will not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

                  (ff) if such entity is a single-member limited liability company, it shall consider the interests of its creditors in connection with all corporate actions;

                  (gg) does not and will not have any of its obligations guaranteed by any Affiliate, except as otherwise provided for in the Loan Documents or the Revolving Credit Loan Documents;

                  (hh) if such entity is a Delaware limited liability company, it shall have its own board of directors or board of managers, and shall cause such board to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other corporate formalities;

                  (ii) has not and will not form, acquire, or hold any subsidiary or own any equity interest in any other entity except that a Special Purpose Entity that is acting as a Principal may own an equity interest in the Special Purpose Entity of which it is a general partner;

                  (jj) has not and will not permit any other Person independent access to its bank accounts except an administrator or agent pursuant to a written agreement;

                  (kk) has caused and will cause all representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower; and

                  (ll) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

                  "SPREAD" shall mean four and one-half percent (4.50%) with respect to Promissory Note A and eighteen and eight hundred seventy-five thousandths percent (18.875%) with respect to Promissory Note B.

                  "SPREAD MAINTENANCE PREMIUM" shall be an amount equal to the present value of all Monthly Spread Amounts through and including the Maturity Date, discounted at a rate per annum equal to LIBOR (as in effect for the Interest Period in which such prepayment shall occur). In the event that any such prepayment is made on any date other than a Payment Date, such Spread Maintenance Premium shall also include an amount equal to (a) the product of the principal amount of such prepayment multiplied by the Spread with respect to Promissory Note A, multiplied by (b) a fraction, the numerator of which shall equal the actual number of days remaining in the related Interest Period and the denominator of which is 360.

                  "STATE" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

                  "STRIKE PRICE" shall mean four and one half percent (4.50%) with respect to Promissory Note A.

                  "SUBORDINATION OF AGREEMENTS" means that certain Subordination of Administrative Services Agreements and Subordination of Employee Services Agreements, dated as of the date hereof, among Borrower, Lender, Summit Care Corporation, Summit Care Texas L.P. and Skilled Healthcare LLC, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  "SURVEY" shall mean a survey of the Individual Property in question prepared pursuant to the requirements contained in Section 3.1.3(c) hereof.

                  "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in Section 7.2 hereof.

                  "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

                  "THRESHOLD AMOUNT" shall have the meaning set forth in Section
5.1.21 hereof.

                  "TITLE INSURANCE POLICIES" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

                  "TRANSFER" shall have the meaning set forth in Section 5.2.10(b) hereof.

                  "TRANSITION YEAR MAXIMUM AMOUNT" shall have the meaning set forth in Section 2.3.2 hereof.

                  "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

                  "U.S. OBLIGATIONS" shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

                  "WORKING CAPITAL" means, as of any date, (a) the sum, without duplication, of (i) current assets (other than cash and cash equivalents) and
(ii) cash and cash equivalents held in restricted accounts minus (b) the sum, without duplication, of (i) current liabilities (other than the current portion of long term debt) and (ii) long term liabilities related to accrued insurance, in each case calculated on such date for Borrower.

                   "ZONING REPORTS" shall have the meaning set forth in Section 3.1.3(f).

                  SECTION 1.2. PRINCIPLES OF CONSTRUCTION. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                  II. GENERAL TERMS

                  SECTION 2.1. LOAN COMMITMENT; DISBURSEMENT TO BORROWER.

                  2.1.1 AGREEMENT TO LEND AND BORROW. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

                  2.1.2 SINGLE DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

                  2.1.3 THE NOTE, MORTGAGES AND LOAN DOCUMENTS. The Loan shall be evidenced by the Note and secured by the Mortgages, the Assignments of Leases and the other Loan Documents.

                  2.1.4 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to (a) acquire the Properties and/or repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Properties, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties and (f) distribute the balance, if any, to Borrower to be used for other general corporate needs of Borrower or its Affiliates.

                  SECTION 2.2. INTEREST RATE.

                  2.2.1 INTEREST GENERALLY. Interest on the outstanding principal balance of Promissory Note A and Promissory Note B shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate with respect to Promissory Note A and Promissory Note B, respectively. Borrower shall pay to Lender on each Payment Date the interest accrued on Promissory Note A and Promissory Note B for the immediately preceding Interest Period.

                  2.2.2 INTEREST CALCULATION. Interest on the outstanding principal balance of Promissory Note A and Promissory Note B shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty
(360) day year by (c) the outstanding principal balance of Promissory Note A and Promissory Note B, as applicable.

                  2.2.3 DETERMINATION OF INTEREST RATE. (a) The Applicable Interest Rate with respect to Promissory Note A and Promissory Note B shall be:
(i) LIBOR plus the applicable Spread with respect to the applicable Interest Period for a LIBOR Loan or (ii) the Prime Rate plus the applicable Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3(c) or (f).

                  (b) Subject to the terms and conditions of this Section 2.2.3, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the outstanding principal amount of the Loan at LIBOR plus the Spread for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

                  (c) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) Business Day prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period, to a Prime Rate Loan.

                  (d) If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one
(1) Business Day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the last day of the then current Interest Period.

                  (e) With respect to a LIBOR Loan, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as "FOREIGN TAXES"), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder; provided, however, that if:

                  (i) Lender is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code, Lender agrees with and in favor of Borrower, to deliver to Borrower:

                                    (A)      if Lender claims an exemption from,
                           or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                                    (B)      if Lender claims that interest paid
                           under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of Lender and in each succeeding taxable year of Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                                    (C)      such other form or forms as may be
                           required under the Internal Revenue Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

                  Lender agrees to promptly notify Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (ii) Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Debt owing to Lender, Lender agrees to notify Borrower of the percentage amount in which it is no longer the beneficial owner of Debt of Borrower to Lender. To the extent of such percentage amount, Borrower will treat Lender's IRS Form W-8BEN as no longer valid.

                  (iii) Lender is claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Debt owing to Lender, Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Section 1441 and 1442 of the Code.

                  (iv) Lender is entitled to a reduction in the applicable withholding tax, Borrower may withhold from any interest payment to Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Borrower, then Borrower may withhold from any interest payment to Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

                  (f) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any Breakage Costs. Lender's notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

                  (g) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

                  (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

                  (ii) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount reasonably deemed by Lender to be material; or

                  (iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as reasonably determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(g), Lender shall provide Borrower with not less than ninety (90) days notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

                  (h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from LIBOR plus the Spread to the Prime Rate plus the Prime Rate Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at LIBOR plus the Spread on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the "BREAKAGE COSTS"); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender's willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

                  (i) Lender shall not be entitled to claim compensation pursuant to this Section 2.2.3 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.2.3, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  2.2.4 ADDITIONAL COSTS. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender as determined by Lender in its sole discretion.

                  2.2.5 DEFAULT RATE. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

                  2.2.6 USURY SAVINGS. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                  2.2.7 INTEREST RATE CAP AGREEMENT. (a) Prior to or contemporaneously with the Closing Date, Borrower shall enter into an Interest Rate Cap Agreement with respect to Promissory Note A with a LIBOR strike price equal to the Strike Price. The Interest Rate Cap Agreement (i) shall be in a form and substance reasonably acceptable to Lender, (ii) shall be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Lockbox Account any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt evidenced by Promissory Note A exists, provided that the Debt evidenced by Promissory Note A shall be deemed to exist if the Properties transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof, (iv) shall be for a period equal to the term of the Loan and (v) shall have an initial notional amount equal to the principal balance of the Promissory Note A. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Lockbox Account).

                  (b) Borrower shall comply in all material respects with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Lockbox Account or if the Lockbox Account is not then required to be in effect, into such account as specified by Lender. Borrower shall take all actions reasonably requested by Lender to enforce Lender's rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

                  (c) In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty by S&P or Moody's, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from Lender of such downgrade, withdrawal or qualification.

                  (d) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

                  (e) In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

                  (i) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

                  (ii) the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

                  (iii) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

                  (iv) the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  SECTION 2.3. LOAN PAYMENT.

                  2.3.1 PAYMENTS GENERALLY. Borrower shall pay to Lender on the date hereof interest on the Loan from the Closing Date through September 8, 2003. Borrower shall pay to Lender on the Payment Date occurring in October 2003 and on each Payment Date thereafter (a) interest accrued on Promissory Note A for the preceding Interest Period, (b) the Note A Monthly Principal Payment Amount, (c) interest accrued on Promissory Note B for the preceding Interest Period and (d) commencing on the earlier of the first Payment Date after the Mezzanine Loan is paid in full and the thirty-first (31st) Payment Date, the Note B Monthly Principal Payment Amount. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

                  2.3.2 Commencing in the calendar year after the calendar year in which the Mezzanine Loan has been paid in full, and during each calendar year thereafter during the term of the Loan until Promissory Note B shall have been paid in full, upon the earlier to occur of (i) April 30th of such year and (ii) not later than ten (10) days following delivery of the annual financial statements to Lender referred to in and required by Section 5.1.11(b) with respect to the prior calendar year, Borrower shall make a principal payment on account of Promissory Note B to the Note B Holder in an amount equal to the lesser of (i) 100% of the Excess Cash Flow of Borrower for the immediately preceding calendar year and (ii) the positive excess of (x) Ten Million Dollars ($10,000,000) (or for the calendar year in which the Mezzanine Loan is paid in full, the Transition Year Maximum Amount (as defined below)) plus any Catch-Up Amounts (defined below) with respect to years prior to the immediately preceding calendar year, if applicable, over (y) monthly amortization payments made by Borrower to Lender on account of Promissory Note B during such preceding calendar, if any, pursuant to Section 2.3.1 or any voluntary prepayment on account of Promissory Note B (it being understood and agreed that any prepayment made under Section 2.5 or Section 2.7 shall not be deemed a voluntary prepayment). To the extent that, with respect to any calendar year, the aggregate amount of principal payments under this Section 2.3.2 and Section
2.3.1 is less than $10,000,000, the positive excess of $10,000,000 over such payments shall be defined as a "CATCH-UP AMOUNT". For purposes of the foregoing calculation for the calendar year in which the Mezzanine Loan is paid in full, an amount equal to (I) $10,000,000 less (II) the amount of principal paid under the Mezzanine Loan in such year (the "TRANSITION YEAR MAXIMUM AMOUNT") shall be substituted for "$10,000,000" in such calculation.

                  2.3.3 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgages and the other Loan Documents.

                  2.3.4 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower by the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents to the extent permitted by applicable law.

                  2.3.5 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

                  SECTION 2.4. PREPAYMENTS.

                  2.4.1 VOLUNTARY PREPAYMENTS. Provided that no Event of Default shall have occurred and be continuing, Borrower shall have the right to prepay Promissory Note B, in whole or in part, at any time without premium or penalty. Prior to the Lockout Release Date, the outstanding principal amount of Promissory Note A may not be prepaid in whole or in part. On any Payment Date occurring on, or after, the Lockout Release Date, Borrower may, at its option and upon thirty (30) days prior notice to Lender, prepay Promissory Note A in whole, but not in part, except in connection with the release of an Individual Property pursuant to Section 2.5.2; provided that such prepayment is accompanied by the Prepayment Premium, if any. Provided no Event of Default has occurred and is continuing, any partial prepayment, other than a prepayment in connection with the release of an Individual Property pursuant to Section 2.5.2, 2.4.2 or 2.4.3, shall be applied (a) first, to the payment of the outstanding principal balance of Promissory Note B until Promissory Note B shall have been paid in full and (b) second, to the payment of the outstanding principal balance of Promissory Note A. Lender shall not be obligated to accept any prepayment unless it is accompanied by the Prepayment Premium due in connection therewith. Any partial prepayment shall be applied to the last payments of principal due under the Loan.

                  2.4.2 MANDATORY PREPAYMENTS. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of any Individual

Property, Borrower shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. Provided no Event of Default has occurred and is continuing, any partial prepayment under this Section shall be applied first to the payment of the outstanding principal balance of Promissory Note A until Promissory Note A shall have been paid in full and the balance, if any, to the payment of the outstanding principal balance of Promissory Note B. Other than following an Event of Default, no Prepayment Premium shall be due in connection with any prepayment made pursuant to this
Section 2.4.2. The Release Amount with respect to such Individual Property shall be reduced in an amount equal to such prepayment and Borrower shall have the right to simultaneously obtain a release of such Individual Property in accordance with the provisions of Section 2.5.2, upon payment of the balance of the Release Amount with respect to such Individual Property, and no Prepayment Premium shall be due in connection with such prepayment. Any partial prepayment under this Section 2.4.2 shall be applied to the last payments of principal due under the Loan.

                  2.4.3 PREPAYMENTS AFTER DEFAULT. If, following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be (a) made on the next occurring Payment Date together with the monthly payment of Debt Service and (b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 and Borrower shall pay, in addition to the Debt, an amount equal to the greater of (i) five percent (5%) of the outstanding principal balance of the Loan to be prepaid or satisfied, and (ii) the Prepayment Premium. Any amounts so received may be applied by Lender to the payment of the Debt in such order and priority, including, without limitation, alternating applications thereof between interest and principal and allocating payments to Promissory Note A and Promissory Note B, as Lender shall determine in its sole discretion.

                  SECTION 2.5. RELEASE OF PROPERTY. Except as set forth in
Section 2.4.2 and this Section 2.5, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any Individual Property.

                  2.5.1 RELEASE OF INDIVIDUAL PROPERTY. On and after the Lockout Release Date, Borrower may obtain the release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

                  (a) No Event of Default shall have occurred and be continuing;

                  (b)      Borrower shall submit to Lender, not less than thirty
(30) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Individual Property is located and that contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all

Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

                  (c) After giving effect to such release, the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Mortgages shall be equal to or greater than the greater of (i) Closing Date Debt Service Coverage Ratio, and (ii) the Debt Service Coverage Ratio for all of the then remaining Properties (including the Individual Property to be released) for the twelve (12) full calendar months immediately preceding the release of the Individual Property, provided, however, that in no event shall the Debt Service Coverage Ratio required under this Section 2.5.1(c) be greater than 3.0/1.0;

                  (d) The Individual Property to be released shall be conveyed to a Person other than a Borrower or any of its Affiliates;

                  (e) Borrower shall pay to Lender the Note A Release Amount for the applicable Individual Property and the Prepayment Premium, if any, due in connection therewith and shall pay to the Note B Holder the Note B Release Amount for the applicable Individual Property; and

                  (f) After giving effect to such release, the Loan-to-Value Ratio for the Properties then remaining subject to the Liens of the Mortgages shall be equal to or less than the lesser of (i) Closing Date Loan-to-Value Ratio and (ii) the Loan-to-Value Ratio for all of the remaining Properties (including the Individual Property to be released immediately preceding the release of the Individual Property, provided, however, that in no event shall the Loan-to-Value Ratio required under this Section 2.5.1(f), be less than 45%.

                  (g) Borrower shall have delivered to Lender a release of the Accounts of the Individual Property to be released from the lien of the Revolving Credit Lender under the Revolving Credit Loan Agreement.

                  2.5.2 RELEASE ON PAYMENT IN FULL. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Mortgage on each Individual Property not theretofore released.

                  SECTION 2.6. CASH MANAGEMENT.

                  2.6.1 MEDICARE/MEDICAID RECEIVABLES ACCOUNT. (a) Borrower shall establish and maintain a separate segregated Eligible Account for each Individual Property for the purpose of depositing all payments made on account of Medicare/Medicaid Accounts relating to the Individual Properties (each a "MEDICARE/MEDICAID RECEIVABLES ACCOUNT") with Lockbox Bank in the name of the Operator of the applicable Individual Property. Borrower hereby grants to Lender a first priority security interest in the Medicare/Medicaid Receivables Accounts and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the

Medicare/Medicaid Receivables Accounts, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Notwithstanding anything herein to the contrary, the Medicare/Medicaid Receivables Accounts shall be under the sole dominion and control of the Borrower that is the Operator of the respective Facility. All costs and expenses for establishing and maintaining the Medicare/Medicaid Receivables Accounts shall be paid by Borrower.

                  (b) Borrower shall deliver written instructions to all Medical Payors to deliver all payments made on account of Medicare/Medicaid Accounts directly to the applicable Medicare/Medicaid Receivables Account and shall execute and deliver to each Medical Payor such other documentation as such Medical Payor shall require to make payments with respect to Medicare/Medicaid Accounts directly to the applicable Medicare/Medicaid Receivables Account. Notwithstanding the foregoing, if Borrower receives any checks for such payments, Borrower shall deposit any funds received by Borrower on account of a Medicare/Medicaid Account maintained by Borrower into the Cash Management Account within one (1) Business Day after receipt.

                  (c) Borrower shall obtain from Lockbox Bank its agreement to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Medicare/Medicaid Receivables Accounts once every Business Day throughout the term of the Loan.

                  2.6.2 LOCKBOX ACCOUNT. (a) Borrower shall establish and maintain a segregated Eligible Account (the "LOCKBOX ACCOUNT") with Lockbox Bank in trust for the benefit of Lender, which Lockbox Account shall be under the sole dominion and control of Lender. The Lockbox Account shall be entitled "Column Financial, Inc., as Lender, pursuant to Loan Agreement dated as of August 19, 2003 - Lockbox Account." Borrower hereby grants to Lender a first priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including executing and filing UCC-1 Financing Statements and continuations thereof. Lender and Servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower.

                  (b) Borrower shall deposit all Rents received by private pay tenants or residents within one (1) Business Day after receipt into either
(i) the Lockbox Account or (ii) an Eligible Account of Borrower provided that Borrower has given the depository institution holding such account instructions to wire transfer all amounts held in such account on a daily basis to the Lockbox Account. Borrower shall deposit all amounts received by Borrower constituting Rents from insurance carriers or other third-party payors, other than payments on account of Medicare/Medicaid Accounts, into the Lockbox Account within one (1) Business Day after receipt.

                  (c) Borrower shall obtain from Lockbox Bank its agreement to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Account once every Business Day throughout the term of the Loan.

                  2.6.3 REVOLVING CREDIT CASH MANAGEMENT. Notwithstanding the foregoing provisions of Section 2.6.1 and 2.6.2, provided that (a) the Revolving Credit Loan is outstanding, (b) amounts on account of Medicare/Medicaid Receivables and Rents from the Properties are being deposited with the Revolving Credit Lender pursuant to the Revolving Credit Loan Agreement, and (c) the Revolving Credit Lender is disbursing the proceeds of the Revolving Credit Loan and any funds deposited with Revolving Credit Lender pursuant to the Revolving Credit Loan Agreement in the excess of amounts payable under the Revolving Credit Loan into the Cash Management Account, Borrower shall not be required to make deposits of Medicare/Medicaid Receivables and Rents into the Medicare/Medicaid Receivables Account and Lockbox Accounts, respectively, in accordance with the provisions of Section 2.6.1 and 2.6.2 hereof. Borrower hereby authorizes Lender to request and obtain advances under the Revolving Credit Loan Agreement on each Payment Date to pay any shortfall between the amount on deposit in the Cash Management Account on such Payment Date and the amounts payable by Borrower on such Payment Date.

                  2.6.4 CASH MANAGEMENT ACCOUNT. (a) Borrower shall establish and maintain a segregated Eligible Account (the "CASH MANAGEMENT ACCOUNT") to be held by Servicer in trust for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled "Column Financial, Inc., as Lender, pursuant to Loan Agreement dated as of August 19, 2003 - Cash Management Account." Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including executing and filing UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

                  (b) Provided no Event of Default shall have occurred and be continuing, on each Business Day all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the following items in the order indicated:

                  (i) First, payments to the Tax and Insurance Escrow Fund in accordance with the terms and conditions of Section 7.2 hereof;

                  (ii) Second, payment of the monthly Debt Service payable on the next Payment Date with respect to Note A, applied first to the payment of interest computed at the Applicable Interest Rate with respect to the outstanding principal amounts of Promissory Note A with the remainder applied to the Note A Monthly Principal Payment Amount;

                  (iii) Third, payments to the Replacement Reserve Fund in accordance with the terms and conditions hereof;

                  (iv) Fourth, payment to Lender of any other amounts then due and payable under the Loan Documents, other than monthly Debt Service payable with respect to Note B;

                  (v) Fifth, payment of the monthly Debt Service payable on the next Payment Date with respect to Note B, applied first to the payment of interest computed at the Applicable Interest Rate with respect to the outstanding principal amounts of Promissory Note B, and, with the remainder, commencing on the earlier of the thirty-first(31st) Payment Date or the Payment Date first occurring after the Mezzanine Loan is paid in full, applied to the Note B Monthly Principal Payment Amount;

                  (vi) Sixth, funds necessary to pay the Monthly Operating Expense Amount for the next calendar month, shall be transferred to Borrower;

                  (vii) Seventh, payments to Borrower in the amount of any Extraordinary Expense approved by Lender;

                  (viii) Eighth, payments to the Debt Service Reserve Fund in accordance with the provisions of Section 5.1.27 hereof;

                  (ix) Ninth, provided no Event of Default then exists, any excess amounts deposited into the Cash Management Account with respect to any month and remaining after all applications pursuant to the preceding clauses (i) through (vii) have been made shall be transferred to the Mezzanine Deposit Account under the Mezzanine Cash Management Agreement and applied in accordance with the Mezzanine Loan Agreement and the Mezzanine Cash Management Agreement, which amounts shall be deemed to be distributed by Borrower to Mezzanine Borrower pursuant to Borrower's operating agreement; and

                  (x) Lastly, provided (a) no Event of Default then exists and (b) the Mezzanine Loan has been paid in full, all such excess amounts shall be transferred to Borrower.

                  (c) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

                  (d) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

                  2.6.5 PAYMENTS RECEIVED UNDER THE CASH MANAGEMENT AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement and the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Escrow Fund, Required Repair Fund, Replacement Reserve Fund, Debt Service Reserve Fund and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account established pursuant to the Cash Management Agreement to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

                  2.6.6 PAYMENTS INTO CASH MANAGEMENT ACCOUNT. Borrower shall have the right at any time to make deposits into the Cash Management Account and Lender agrees that so long as there are sufficient funds on deposit in the Cash Management Account to pay the items described in subsections (i) through (v) of
Section 2.6.4 that are payable on the next Payment Date, all amounts in excess thereof shall be transferred on each Business Day to the Mezzanine Deposit Account under the Mezzanine Cash Management Agreement, or, if the Mezzanine Loan shall have been paid in full, to Borrower.

                  SECTION 2.7. ASSUMPTION OF A PORTION OF THE LOAN. Subject to the terms and conditions set forth in this Section 2.7, prior to the Lockout Release Date, Lender shall consent to Transfers of one or more Individual Properties (individually, an "Assumed Property" and collectively, the "Assumed Properties") subject to the Lien of the Mortgage and to the severance of the Loan with respect thereto (a "Severance"), provided that the following conditions precedent are satisfied:(a) No Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each Loan Document on Borrower's part to be observed or performed. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the Severance with respect to Borrower, the Remaining Crossed Properties and the Assumed Property and containing any other representations and warranties with respect to Borrower, the Remaining Crossed Properties, the Assumed Property or the Loan as Lender or the Rating Agencies may require, such certificate to be in form and substance reasonably satisfactory to Lender and satisfactory to the Rating Agencies.

                  (b) Borrower shall be permitted to Transfer no more than five Properties pursuant to this Section 2.7 and the aggregate Allocated Loan Amounts of all Assumed Properties Transferred pursuant to this Section 2.7 shall not exceed $17,000,000.

                  (c)      Borrower shall submit to Lender, not less than thirty
(30) days prior to the date of the proposed Severance, a request in writing for consent to the proposed Transfer and Severance which shall identify the Assumed Property.

                  (d) Lender shall have received (i) an appraisal of the Assumed Property, dated no more than sixty (60) days prior to the date of the Severance, by an appraiser reasonably acceptable to the Lender, and, (ii) for the Properties to remain as collateral for the Loan ( the "Remaining Crossed Properties"), if the latest appraisal obtained by or delivered to Lender is more than twelve (12) months old, an updated or summary appraisal by an appraiser reasonably acceptable to the Lender and current Occupancy Reports for each Individual Property.

                  (e) The Assumed Property shall be conveyed to a Person other than a Borrower or any of its Affiliates (the "ASSUMED LOAN BORROWER").

                  (f) Borrower shall have complied with the conditions set forth in Section 5.2.10(e)(i), (ii), (iii), (v), (vi), (vii), (ix), (xi) and
(xii) with respect to the Transfer.

                  (g) The Loan shall be severed into two or more separate loans, one such loan (the "REMAINING CROSSED LOAN") to be in the amount of the outstanding principal balance of the Loan immediately prior to the Severance less the Note A Adjusted Allocated Loan Amount for the Assumed Properties, to be secured by the Remaining Crossed Properties, and the other such loans (the "ASSUMED LOAN") in the principal amount equal to aggregate of the Note A Adjusted Allocated Loan Amounts(s) for the Assumed Properties, to be secured by the Assumed Properties.

                  (h) In connection with the Severance, (A) the Owner, the Master Lessee and the Operator of the Assumed Property shall have executed and delivered to Lender a severed promissory note on the principal amount of the Assumed Loan, a severed loan agreement, a cash management agreement, an environmental indemnity agreement, modifications of the Mortgage and the Assignment of Lease and Rents encumbering the Assumed Property providing the such instruments shall secure only the Assumed Loan and such other documents as may be reasonably request by Lender to evidence and secure the Assumed Loan (such documents, together with the Mortgage and the Assignment of Leases and Rents applicable to the Assumed Property being referred to herein as the "ASSUMED LOAN DOCUMENTS"), (B) Borrower shall have executed and delivered to Lender such modifications to the Loan Documents as Lender shall reasonably request in order to effectuate the Severance, and (C) Assumed Loan Borrower shall have executed and delivered to Lender, an Assumption Agreement in form and substance satisfactory to Lender, UCC-1 Financing Statements and such other documents as Lender may reasonably request, pursuant to which Assumed Loan Borrower shall have assumed all of the obligations of Borrower under the Assumed Loan Documents and shall have delivered to Lender a guaranty, in substantially the form of the Guaranty, from a principal of Assumed Loan Borrower satisfactory to Lender. The Assumed Loan Documents shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the Loan subject to modifications reflecting only the Assumed Property as the Individual Property that is the subject of such documents and such modifications reflecting the laws of the state in which the Assumed Property is located as shall be recommended for similar transactions by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to Section 2.7.1(i) below, provided, that the Monthly Principal Payment Amount for the Assumed Loan shall the an amount equal to $283,333, multiplied by a fraction, the numerator of this is the Allocated Loan Amount for the Assumed Property and the denominator of which is the original principal amount of the Loan.

                  (i) Lender shall have received the following opinions in form and substance satisfactory to a prudent lender acting reasonably, and, if the Loan is part of a Securitization, the Rating Agencies from counsel reasonably acceptable to Lender: (A) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Assumed Property is located stating that the Assumed Loan Documents are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Assumed Loan Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Assumed Property is located or that Assumed Loan Borrower is not required by applicable law to qualify to do business in such jurisdiction, (B) an opinion of counsel stating that the Assumed Loan Documents were duly authorized, executed and delivered by Borrower and Assumed Loan Borrower, as applicable, that the execution and delivery of such Loan Documents and the performance by Borrower or Assumed Loan Borrower of their respective obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower or Assumed Loan Borrower is a party or to which they or their respective properties are bound, (C) an Additional Insolvency Opinion with respect to the Assumed Loan and the Assumed Loan Borrower; and (D) if the Loan is part of a Securitization, an opinion of counsel that the severance does not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust.

                  (j) Lender shall have received (A) an endorsement to the Title Insurance Policy insuring the Lien of the Mortgage with respect to the Assumed Property, insuring, as of the date of the Severance, that the Lien of the Mortgage, as modified in connection with the Severance and assumed by the Assumed Loan Borrower, with respect to the Assumed Property continues to be a valid first lien on the Assumed Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances, and (B) an endorsement to the Title Insurance Policies insuring the Lien of the Mortgage with respect to the Remaining Crossed Properties insuring, as of the date of the Severance, that the Lien of the Mortgage with respect to the Remaining Pool Properties, as modified in connection with the Severance, continues to be a valid first lien on the Remaining Cross Properties encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances.

                  (k) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for an Individual Property hereunder have been satisfied with respect to the Assumed Property and evidence of the payment of all premiums payable for the existing policy period.

                  (l) Borrower shall have delivered or caused to be delivered to Lender (A) all organizational documentation with respect to the formation, structure, existence, good standing and/or qualification to do business, including good standing certificates and certificates of qualification to do business with respect to the Borrower making the Transfer, the Assumed Loan Borrower and such other entity as may be reasonably requested by Lender; and (B) resolutions of Borrower and Assumed Loan Borrower authorizing the Transfer of the Assumed Property and the Severance and any actions taken in connection with the Transfer and the Severance.

                  (m) If the Loan is part of a Securitization, Lender shall have received confirmation in writing from the Rating Agencies to the effect that such Transfer and Severance will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such Transfer and Severance for the Securities issued in connection with the Securitization that are then outstanding; if the Loan is not part of a Securitization, Lender shall have consented in writing to such Transfer and Severance;

                  (n) Lender shall have received evidence reasonably satisfactory to Lender that such Transfer and Severance will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents with respect to the Remaining

Crossed Properties and the Assumed Properties (or as to the parties to the Loan Documents, the Borrower or the Assumed Loan Borrower);

                  (o) After giving effect to the Severance, the Debt Service Coverage Ratio for the Remaining Crossed Properties shall be equal to or greater than the greater of (i) the Closing Date Debt Service Coverage Ratio, and (ii) the Debt Service Coverage Ratio for all of the then remaining Properties (including the Individual Property to be Severed) for the twelve (12) full calendar months immediately preceding the Severance, provided, however, that in no event shall the Debt Service Coverage Ratio required under this
Section 2.7(o) be greater than 3.0/1.0;

                  (p) After giving effect to the Severance, the Loan-to-Value Ratio for Remaining Crossed Properties shall be equal to or less than the lesser of (i) the Closing Date Loan-to-Value Ratio and (ii) the Loan-to-Value Ratio for all of the Remaining Crossed Properties (including the Assumed Property) immediately preceding the Severance, provided, however, that in no event shall the Loan-to-Value Ratio required under this Section 2.7(p) be less than 45%.

                  (q) In the event Borrower fails to satisfy the Debt Service Coverage Ratio in Section 2.7.1(p), or fails to satisfy the Loan-to-Value Ratio in Section 2.7.1(o), Borrower shall have the right to satisfy such requirements by providing Lender with a cash deposit (the "Remaining Crossed Properties Deposit") to be held by Lender as additional collateral for the Loan and the Remaining Crossed Properties, subject to a pledge and security agreement provided by Lender, and in an interest bearing account, or at the election of Borrower, in U.S. Obligations, provided that Borrower, or after an Event of Default, Lender shall select the actual U.S. Obligations. The Remaining Crossed Properties Deposit shall be equal to the greater of (x) an amount such that, when the interest that will be earned on the Remaining Crossed Properties Deposit (as determined by Lender in its reasonable discretion) is added to Net Operating Income, the Debt Service Coverage Ratio in
Section 2.7.1(o) hereof will be satisfied and (y) an amount, such that, when included in determining "value" in calculating the Loan-to-Value Ratio in
Section 2.7.1(p), such Loan-to-Value Ratio will be satisfied;

                  (r) After giving effect to the Severance, the Debt Service Coverage Ratio for the Assumed Property (calculated based upon the Note A Adjusted Allocated Loan Amount of the Assumed Property) shall be equal to or greater than the greater of (i) the Closing Date Debt Service Coverage Ratio, and (ii) the Debt Service Coverage Ratio for all of the then remaining Properties (including the Assumed Property) for the twelve (12) full calendar months immediately preceding the Severance, provided, however, that in no event shall the Debt Service Coverage Ratio required under this Section 2.7(p) be greater than 3.0/1.0;

                  (s) After giving effect to the Severance, the Loan-to-Value Ratio for the Assumed Property (calculated based upon the Allocated Loan Amount of the Assumed Property) shall be equal to or less than the lesser of (i) the Note A Adjusted Closing Date Loan-to-Value Ratio and (ii) the Loan-to-Value Ratio for all of the Remaining Crossed Properties (including the Assumed Property) immediately preceding the Severance, provided, however, that in no event shall the Loan-to-Value Ratio required under this Section 2.7(s) be less than 45%;

                  (t) In the event the Assumed Property Borrower fails to satisfy the Debt Service Coverage Ratio in Section 2.7.1(r), or fails to satisfy the Loan-to-Value Ratio in Section 2.7.1(s), Assumed Loan Borrower shall have the right to satisfy such requirements by providing Lender with a cash deposit (the "Assumed Property Deposit") to be held by Lender as additional collateral for the Loan and the Assumed Property, subject to a pledge and security agreement provided by Lender, and in an interest bearing account, or at the election of Assumed Loan Borrower, in U.S. Obligations, provided that Assumed Loan Borrower, or after an Event of Default, Lender shall select the actual U.S. Obligations. The Assumed Property Deposit shall be equal to the greater of (x) an amount such that, when the interest that will be earned on the Assumed Property Deposit (as determined by Lender in its reasonable discretion) is added to Net Operating Income, the Debt Service Coverage Ratio in Section 2.7.1(r) hereof will be satisfied and (y) an amount, such that, when included in determining "value" in calculating the Loan to Value Ratio in Section 2.7.1(s),, such Loan to Value Ratio will be satisfied.

                  (u) As of the date of the Severance, (a) the outstanding principal amount of the Remaining Crossed Loan does not exceed one hundred percent (100%) of the fair market value of the Remaining Crossed Property and
(b) the outstanding principal amount of the Assumed Loan does not exceed one hundred percent (100%) of the fair market value of the Assumed Properties. For the purposes of this clause, the term "fair market value" shall not include (i) the amount of any indebtedness secured by a lien affecting the Remaining Crossed Properties or the Assumed Properties that is prior to, or on a parity with, the lien of the Mortgage, and (ii) the value of any property that is not "real property" within the meaning of Treas. Reg. Sections. 1.860G-2 and 1.856-3(d);

                  (v) Borrower shall have paid or reimbursed Lender for all reasonable costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the Severance and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the Severance. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the Severance; and

                  (w) Borrower shall have paid to Note B Holder the Note B Release Amount applicable to the Assumed Property and Mezzanine Borrower shall have paid to Mezzanine Lender the Mezzanine Loan Release Amount (as defined in the Mezzanine Loan Agreement) applicable to the Assumed Property and Borrower shall have obtained a release of the Accounts of the Assumed Property from the lien of the Revolving Credit Lender under the Revolving Credit Loan Agreement.

                  In lieu of making the deposits with Lender required under Sections 2.7(q) and (t), Borrower or the Assumed Loan Borrower, as applicable may deliver to Lender a Letter of Credit in the amounts required under Sections 2.7(q) and (t) in accordance with the provisions of this Section 2.7. Borrower or the Assumed Loan Borrower, as applicable shall not be entitled to draw from any such Letter of Credit. Upon thirty (30) days notice to Lender, Borrower or the Assumed Loan Borrower, as applicable may replace a Letter of Credit with a cash deposit. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt or the Assumed Loan as applicable. Upon the occurrence of an Event of Default under the Remaining Crossed Loan or the Assumed Loan, as applicable, Lender shall have the right, at its option, to draw on the respective Letter of Credit and to apply all or any part thereof to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the Prepayment Premium. On the Maturity Date, any such Letter of Credit may be applied to reduce the Debt. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement or the Loan Agreement with respect to the Assumed Loan, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if a substitute Letter of Credit is provided at least thirty (30) days prior to the effective date of such termination); or (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrower or the Assumed Loan Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

                  Upon the completion of the Severance in accordance with the provisions of this Section 2.7, Lender shall release Borrower and Guarantor from their obligations with respect to the Assumed Property arising from and after the date of the Severance.

                  III. CONDITIONS PRECEDENT

                  SECTION 3.1. CONDITIONS PRECEDENT TO CLOSING. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

                  3.1.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

                  3.1.2 LOAN AGREEMENT AND NOTE. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

                  3.1.3 DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES.

                  (a) MORTGAGES, ASSIGNMENTS OF LEASES. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgages and the Assignments of Leases and evidence that counterparts of the Mortgages and Assignments of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon each Individual Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.

                  (b) TITLE INSURANCE. Lender shall have received Title Insurance Policies issued by a title company acceptable to Lender and dated as of the Closing Date. Such Title Insurance Policies shall (i) provide coverage in an amount equal to the Allocated Loan Amount for each Individual Property with tie-in endorsements for all such Title Insurance Properties, (ii) insure Lender that the relevant Mortgage creates a valid lien on the Individual Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid.

                  (c) SURVEY. Lender shall have received a current Survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 1999. Each such Survey shall reflect the same legal description contained in the Title Insurance Policies relating to such Individual Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each Survey and the surveyor shall provide a certification for each Survey in form and substance acceptable to Lender.

                  (d) INSURANCE. Lender shall have received valid certificates of insurance for the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

                  (e) ENVIRONMENTAL REPORTS. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of each Individual Property, in each case satisfactory in form and substance to Lender.

                  (f) ZONING. With respect to each Individual Property, Lender shall have received, at Lender's option, either (i) (A) letters or other evidence with respect to each

Individual Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, and (B) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy or (ii) a zoning report, in each case in substance reasonably satisfactory to Lender ("Zoning Reports").

                  (g) ENCUMBRANCES. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to each Mortgage on the applicable Individual Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

                  3.1.4 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

                  3.1.5 DELIVERY OF ORGANIZATIONAL DOCUMENTS. Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its reasonable discretion, including good standing certificates dated not more than thirty (30) days prior to the Closing Date, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates.

                  3.1.6 OPINIONS OF BORROWER'S COUNSEL. Lender shall have received opinions from Borrower's counsel with respect to non-consolidation and the due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their reasonable discretion.

                  3.1.7 BUDGETS. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.

                  3.1.8 BASIC CARRYING COSTS. Borrower shall have paid (or will pay with proceeds from the Loan) all Basic Carrying Costs relating to the Properties which are in arrears, including without limitation, (a) accrued but unpaid Insurance Premiums, (b) currently due Taxes (including any in arrears) and (c) currently due Other Charges, which amounts shall be funded with proceeds of the Loan.

                  3.1.9 COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

                  3.1.10 PAYMENTS. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

                  3.1.11 ORIGINATION FEE; TRANSACTION COSTS. Borrower shall have paid to Lender an origination fee of $850,000.00 and shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

                  3.1.12 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the financial condition or business condition of Borrower or the Properties since the date of the most recent financial statements delivered to Lender. The income and expenses of the Properties, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor any of its Affiliates shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

                  3.1.13 LEASES. Lender shall have received copies of all material Leases other than residential Leases or occupancy agreements. Lender shall have received a current certified Occupancy Report for the Properties, reasonably satisfactory in form and substance to Lender.

                  3.1.14 TAX LOT. Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

                  3.1.15 PHYSICAL CONDITIONS REPORTS. Lender shall have received Physical Conditions Reports with respect to each Individual Property, which reports shall be reasonably satisfactory in form and substance to Lender.

                  3.1.16 OPERATING LEASES/MASTER LEASES. Lender shall have received a copy of the Operating Leases and the Master Leases, which shall be satisfactory in form and substance to Lender, and copies of all necessary approvals in accordance with all Legal Requirements.

                  3.1.17 O&M AGREEMENT. Lender shall have received a copy of any required O&M Agreement, which shall be satisfactory in form and substance to Lender, and copies of all necessary approvals in accordance with Legal Requirements.

                  3.1.18 APPRAISAL. Lender shall have received an appraisal of each Individual Property, which shall be satisfactory in form and substance to Lender.

                  3.1.19 FINANCIAL STATEMENTS. Lender shall have received a balance sheet with respect to each Individual Property for the two most recent Fiscal Years and statements of income and statements of cash flows with respect to each Individual Property for the three most recent Fiscal Years, each in form and substance satisfactory to Lender.

                  3.1.20 MEDICARE/MEDICAID AGREEMENTS. Lender shall have received, in form and substance reasonably acceptable to Lender, copies of Borrower's current and valid Medicare and Medicaid provider numbers and agreements, copies of the most recent state surveys, copies of all participation agreements relating to health plans, and information pertaining to the patient census for each Individual Property.

                  3.1.21 APPROVAL OF REORGANIZATION PLAN. Lender shall have received evidence of the approval of the Plan of Reorganization by the Bankruptcy Court having jurisdiction thereof; and a certificate of Borrower stating that all of the conditions to the occurrence of the "Effective Date" under the Plan of Reorganization have been satisfied or waived.

                  3.1.22 FURTHER DOCUMENTS. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

                  IV. REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1. BORROWER REPRESENTATIONS. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

                  4.1.1 ORGANIZATION. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, leasing, management and operation of the Properties. The ownership interests of Borrower are as set forth on the organizational chart attached hereto as Schedule IV.

                  4.1.2 PROCEEDINGS. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

                  4.1.4 LITIGATION. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower's knowledge, threatened against or affecting Borrower, Principal, Guarantor or any Individual Property, which actions, suits or proceedings, if determined against Borrower, Principal, Guarantor or any Individual Property, might reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or business of Borrower, Principal, Guarantor or the condition or ownership of any Individual Property.

                  4.1.5 AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any Individual Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of the Properties are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Properties is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause (t) of the definition of "Special Purpose Entity" set forth in Section 1.1 hereof, (b) obligations under the Loan Documents, and (c) obligations under the Revolving Credit Loan Documents.

                  4.1.6 TITLE. Owner has good and insurable fee simple title to the real property comprising part of each Individual Property, Master Lessee has good and insurable leasehold title to the real property comprising part of each Individual Property and other leasehold estate created in the Master Lease, Operator has good and insurable leasehold title to the real property comprising part of each Individual Property and other leasehold estate created in the Operating Lease and Borrower has good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to or created by the Loan Documents or the Revolving Credit by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property (as currently used) or Borrower's ability to repay the Loan. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Properties which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

                  4.1.7 SOLVENCY. Borrower has (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. The fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except the petition that commenced the reorganization proceedings titled In re Fountain View, Inc, et al (jointly administered under Case No. LA 01-39678BB) in the United States Bankruptcy Court for the Central District of California, no petition in bankruptcy has been filed against Borrower or any Affiliate, and neither Borrower nor any Affiliate has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its Affiliates are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

                  4.1.8 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might reasonably be anticipated to have a material adverse effect on any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

                  4.1.9 NO PLAN ASSETS. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of
Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

                  4.1.10 COMPLIANCE. Except as set forth in the Zoning Reports, Borrower and the Properties (including the use thereof) comply in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, except where any default or violation could not reasonably be expected to have a material adverse effect. There has not been committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

                  4.1.11 FINANCIAL INFORMATION. All financial data, including cost reports and the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation of each Individual Property as a skilled nursing facility or assisted living facility, in each case as indicated on Schedule I attached hereto, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Borrower from that set forth in said financial statements.

                  4.1.12 CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

                  4.1.13 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

                  4.1.14 UTILITIES AND PUBLIC ACCESS. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policies. All roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

                  4.1.15 NOT A FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                  4.1.16 SEPARATE LOTS. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

                  4.1.17 ASSESSMENTS. There are no pending or, to Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

                  4.1.18 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Principal or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors' rights and the enforcement of debtors' obligations), and Borrower, Principal and Guarantor have not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  4.1.19 NO PRIOR ASSIGNMENT. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

                  4.1.20 INSURANCE. Borrower has obtained and has delivered to Lender certified copies of all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such Policies.

                  4.1.21 USE OF PROPERTY. Each Individual Property is used exclusively as a skilled nursing facility or assisted living facility, in each case as indicated on Schedule I attached hereto, and other appurtenant and related uses.

                  4.1.22 CERTIFICATE OF OCCUPANCY. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property (or the equivalent thereto).

                  4.1.23 FLOOD ZONE. Except as set forth in the Surveys, none of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to each such Individual Property.

                  4.1.24 PHYSICAL CONDITION. Except as set forth in the Physical Conditions Report, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower's knowledge, there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and

Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                  4.1.25 BOUNDARIES. To Borrower's knowledge, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and other than as disclosed to Lender on the Survey for such Individual Property, (a) no improvements on adjoining properties encroach upon such Individual Property, and (b) no easements or other encumbrances upon the applicable Individual Property encroach upon any of the improvements, so as to affect the value or marketability of the applicable Individual Property except those which are insured against by the Title Insurance Policy.

                  4.1.26 OCCUPANCY REPORT. Borrower has delivered to Lender a true, correct and complete Occupancy Report for each Individual Property as of the date hereof. All Leases comply with applicable law, regulation and/or policy issued by any Health Care Authority that has direct or indirect authority or oversight over Borrower, the applicable Individual Property or the operations conducted on such Individual Property. No tenant/resident under any Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents or charges under such Leases have not been waived, released, or otherwise discharged or compromised.

                  4.1.27 SURVEY. The Survey for each Individual Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and, to Borrower's knowledge, does not fail to reflect any material matter affecting such Individual Property or the title thereto.

                  4.1.28 PRINCIPAL PLACE OF BUSINESS; STATE OF ORGANIZATION. Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Each Borrower is organized under the laws of the State of Delaware.

                  4.1.29 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current Legal Requirements, each of the Mortgages is enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

                  4.1.30 SPECIAL PURPOSE ENTITY/SEPARATENESS. (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that
(i) each Borrower is, shall be
and shall continue to be a Special Purpose Entity, and (ii) each Principal is, shall be and shall continue to be a Special Purpose Entity.

                  (c) The representations, warranties and covenants set forth in
Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

                  (b) All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an "ADDITIONAL INSOLVENCY OPINION"), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with, and Principal has complied and Borrower will cause Principal to comply with, all of the assumptions made with respect to Borrower and Principal in the Insolvency Opinion. Borrower will have complied and will comply with all of the assumptions made with respect to Borrower and Principal in any Additional Insolvency Opinion. Each entity other than Borrower and Principal with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

                  4.1.31 O&M AGREEMENT. Any O&M Agreements required by Lender are in full force and effect and there is no default under any such agreement by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default under any such agreement.

                  4.1.32 ILLEGAL ACTIVITY. No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

                  4.1.33 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. All information submitted by Borrower to Lender and in all financial statements, Occupancy Reports, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

                  4.1.34 INVESTMENT COMPANY ACT. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or

(c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  4.1.35 EMBARGOED PERSON. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law ("EMBARGOED PERSON"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

                  4.1.36 CASH MANAGEMENT ACCOUNT. (a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of Delaware) in the Lockbox Account, the Medicare/Medicaid Receivables Accounts and the Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Lockbox Account, the Medicare/Medicaid Receivables Accounts, and the Cash Management Account;

                  (b) Each of the Lockbox Account, the Medicare/Medicaid Receivables Accounts and the Cash Management Account constitute "deposit accounts" within the meaning of the Uniform Commercial Code of the state of where such account is located;

                  (c) Pursuant and subject to the terms hereof, the Lockbox Bank has agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Lockbox Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

                  (d) The Lockbox Account, the Medicare/Medicaid Receivables Accounts and the Cash Management Account are not in the name of any Person other than the applicable Borrower, as pledgor, or Lender, as pledgee.

                  4.1.37 Operating Leases. All Operating Leases are in full force and effect and there is no default under any such Operating Lease by any party thereto and no event has occurred that, with the passage and/or the giving of notice would constitute a default under any such Operating Lease.

                  4.1.38 Business Experience. Borrower represents that by reason of the business and financial experience of Borrower and Guarantor, or that of their professional advisors, Borrower has the capacity to protect its own interests in connection with the Loan.

                  SECTION 4.2 HEALTH CARE REPRESENTATIONS. Borrower, for itself and its successors and assigns, does hereby represent and warrant to Lender, its successors and assigns, as of the date hereof, that:

                  (a) All certificates, certifications, permits, licenses and approvals, including certificates of operation, completion and occupancy, required for the legal use, occupancy and operation of each Facility (collectively, the "LICENSES") have been obtained and are in full force and effect except for Licenses which, if not maintained, would not have a material adverse effect on the use or operating of the Facility. Borrower owns and/or possesses, and holds free from restrictions or conflicts with the rights of others, all such Licenses provided that with respect to the Facilities listed on
Schedule X, all such Licenses are held by Summit Care Corporation directly or as successor by merger to Summit Care California, Inc., which has entered into an interim sublease and management agreement with the applicable Operator to operate such Facilities, which management agreement is effective to permit the operation of such Facilities in accordance with all Legal Requirements.;

                  (b) Each Facility is duly licensed as a skilled nursing facility or assisted living facility (as set forth on Schedule I attached hereto) as required under the applicable laws of the State in which such Facility is located. The licensed bed capacity of each Facility is as set forth on Schedule V attached hereto. Borrower has not applied to reduce the number of licensed or certified beds of any Facility or to move the right to any and all of the licensed or certified beds of any Facility to any other location and there are no proceedings or actions pending or contemplated to reduce the number of licensed or certified beds of any Facility;

                  (c) Except as otherwise provided in paragraph (d), Borrower (and the operation of each Facility) is in material compliance with the applicable provisions of the laws, ordinances, statutes, regulations, orders, standards, policies, restrictions or rules of any Health Care Authority having jurisdiction over the operation of any Facility, including, (i) staffing requirements, (ii) health and fire safety codes, (iii) federal, state or local laws, rules, regulations or published interpretations or policies relating to the prevention of fraud and abuse, (iv) insurance, reimbursement and cost reporting requirements, and (v) any other applicable laws, regulations or agreements for reimbursement for the type of care or services provided by Operator with respect to each Facility. As used in this Section 4.2(c), "material compliance" means a level of compliance that would keep the Borrower (and the operation of the Facility) free from any proceedings or sanctions by any Governmental Authority having jurisdiction over the operation of the Facility and that would not be reasonably expected to have a material adverse effect on Borrower's operations, including, but not limited to, its right to receive reimbursement or insurance payments with no opportunity to contest or correct;

                  (d) Borrower is in substantial compliance with the requirements for participation in the Medicare and Medicaid Programs with respect to each Facility that currently participates in such programs and has a current provider agreement under Title XVIII and/or XIX of the Social Security Act. Borrower has not had any deficiencies on its most recent survey (standard or complaint) that would result in a denial of payment for new admissions with no opportunity to correct prior to termination other than as disclosed in
Schedule IX hereto. Other than as set forth on Schedule IX hereto, Borrower did not have any deficiencies at level G or above on its most recent survey (standard or complaint), nor has Borrower been cited with any substandard quality of care deficiencies (as that term is defined in Part 488 of 42 C.F.R) for the past two consecutive surveys.

                  (e) Borrower is not a participant in, subject to, or, to Borrower's knowledge, a target of, any action, proceeding, suit, audit, investigation or sanction by any Health Care Authority or any other administrative or investigative body or entity or any other third party or any patient or resident (including, without limitation, whistleblower suits, or suits brought pursuant to federal or state False Claims Acts, and Medicaid/Medicare/State fraud/abuse laws) which could reasonably be expected to result in the imposition of a fine, penalty, alternative, interim or final sanction, a lower rate certification, recoupment, recovery, suspension or discontinuance of all or part of reimbursement from any Health Care Authority, third-party payor, insurance carrier or private payor, a lower reimbursement rate for services rendered to eligible patients, or any other civil or criminal remedy, or which could reasonably be expected to have a material adverse effect on Borrower or the operation of the Facility, or which could reasonably be expected to result in the appointment of a receiver or manager, or in the revocation, transfer, surrender, suspension or other impairment of a License, nor has any such action, proceeding, suit, investigation proceeding or audit been threatened;

                  (f) There are no agreements with residents of any Facility, or with any other persons or organizations, which deviate in any material adverse respect from, or which conflict with, any statutory or regulatory requirements. All resident records at each Facility, including patient and/or resident accounts records, are true, complete, and correct in all material respects;

                  (g) Neither the execution and delivery of the Note, this Agreement, the Security Instruments or the other Loan Documents, Borrower's performance thereunder, the recordation of the Security Instruments will (i) adversely affect Borrower's right to receive Medicaid, Medicare, insurance company, managed care company, or other third-party insurance payments or reimbursements or to receive private payor payments or reimbursements, (ii) materially reduce the Medicaid, Medicare, insurance company, managed care company, or other third-party insurance payments or reimbursements or materially reduce private payor payments or reimbursements which Borrower is receiving as of the date hereof, or (iii) adversely affect the Licenses;

                  (h) Other than the Medicare and Medicaid programs and as set forth on Schedule 4.2(h) attached hereto, Borrower is not a participant in any federal, state or local program whereby any federal, state or local government or quasi-governmental body, or any intermediary, agency, board or other authority or entity may have the right to recover funds with respect to any Individual Property by reason of the advance of federal, state or local funds, including, without limitation, those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.). Borrower has received no notice, and is not aware of any violation of applicable antitrust laws;

                  (i) Borrower's private payor, Medicaid, Medicare, and/or managed care company, insurance company or other third-party insurance accounts receivable with respect to each Individual Property are free of any liens;

                  (j) Except as set forth on Schedule 4.2(j) attached hereto, Borrower is not a party to any collective bargaining agreement or other labor contract applicable to persons employed by it at any Facility and, to Borrower's knowledge, there are no threatened or pending labor disputes at any Facility;

                  (k) Borrower has instituted, and each Facility is operated in substantial compliance with, a compliance plan which follows applicable guidelines established by Health Care Authorities; and

                  (l) Borrower is in material compliance with the Healthcare Insurance Portability and Accountability Act of 1996, and the regulations promulgated thereunder.

                  SECTION 4.3 SURVIVAL OF REPRESENTATIONS. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement, as qualified by the Schedules hereto, or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                  V. BORROWER COVENANTS

                  SECTION 5.1 AFFIRMATIVE COVENANTS. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

                  5.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and all material licenses, permits and franchises and comply in all material respects with all Legal Requirements of all Governmental Authorities and Health Care Authorities applicable to Borrower and the Properties, including, without limitation, Medicare, Medicaid, or other Health Care Authority laws, orders, decrees, rules or regulations relating to the operations conducted at the Facility, laws, orders, decrees, rules or regulations concerning employment and compensation of persons engaged in operation and maintenance of each Individual Property and any environmental or ecological requirements. Borrower shall keep and maintain in full force and effect all Licenses necessary for the operation of the Facility on each Individual Property other than Licenses which, if not maintained, would not have a material adverse effect on the use or operation of such Individual Property. Borrower will cause the

Facility located on the applicable Individual Property to remain in operation without interruption in accordance with all Legal Requirement. Borrower shall not commit nor permit any other Person in occupancy of or involved with the operation or use of the Properties to commit any act or omission affording the federal government or any state or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all material franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. Borrower shall operate any Individual Property that is the subject of the O&M Agreement in accordance with the terms and provisions thereof in all material respects. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and any Individual Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

                  5.1.2 TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent provided, however, Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to
Section 7.2 hereof. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, Other Charges or other Liens against the Properties, provided that (a) no Event of Default has occurred and remains uncured; (b) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (c) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (d) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (e) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or other Liens, together with all costs, interest and penalties which may be payable in connection therewith; (f) such proceeding shall suspend the collection of such contested Taxes, Other Charges or other Liens from the applicable Individual Property; and (g) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes, Other Charges or other Liens, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien.

                  5.1.3 LITIGATION. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, Principal and Guarantor which might reasonably be expected to have a material adverse effect on Borrower's, Principal's or Guarantor's condition (financial or otherwise) or business or any Individual Property.

                  5.1.4 ACCESS TO PROPERTIES. Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

                  5.1.5 NOTICE OF DEFAULT. Borrower shall promptly advise Lender of any material adverse change in Borrower's, Principal's or Guarantor's condition, financial or otherwise, or of the occurrence of any Event of Default of which Borrower has knowledge.

                  5.1.6 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

                  5.1.7 PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

                  5.1.8 AWARD AND INSURANCE BENEFITS. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

                  5.1.9 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense:

                  (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements relating to any Individual Property, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

                  (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

                  (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

                  5.1.10 SUPPLEMENTAL MORTGAGE AFFIDAVITS. Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Allocated Loan Amount on Schedule II annexed hereto) for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Individual Property (i) as of the date hereof and
(ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt attributable to any such Individual Property (as set forth as the Allocated Loan Amount on Schedule II annexed hereto), and Borrower shall, on demand, pay any additional taxes.

                  5.1.11 FINANCIAL REPORTING. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties, which such books, records and accounts shall be proper and accurate in all material respects. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender's interest.

                  (b) Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of the annual consolidated financial statements of Fountain View, Inc. audited by a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering Borrower and its Affiliates (with a supplemental unaudited combining balance sheet by property for each Individual Property and for the Properties on a combined basis), containing statements of profit and loss for Borrower, each Individual Property and the Properties in the aggregate, including the operations of the Facility and a balance sheet for Borrower. Borrower's unaudited financial statements for each Property shall include a balance sheet, statement of profit and loss, census and occupancy schedule and Net Cash Flow statement. In addition, Borrower will provide unaudited financial statements for all Properties, which such financial statements shall include a combining balance sheet, profit and loss statement, census and occupancy schedule and Net Cash Flow statement. Borrower's annual consolidated financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an unqualified opinion of a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender, (iii) a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the "NET CASH FLOW SCHEDULE"), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant and (iv) an Officer's Certificate certifying that each annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Properties being reported upon and that such financial statements have been prepared in accordance with GAAP and as of the date thereof whether there exists to Borrower's knowledge of an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

                  (c) Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by an Officer's Certificate stating that such items are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined basis as well as each Individual Property including the operations of the Facility (subject to normal year-end adjustments) as applicable: (i) an

Occupancy Report for the subject quarter; (ii) quarterly and year-to-date operating statements for each Individual Property and for the Properties combined, prepared for each calendar quarter, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund), and, upon Lender's request, other information reasonably necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of ten percent (10%) or more with respect to the line item entitled "Total Controllable Expenses" on the Occupancy Report and five percent (5%) or more in the aggregate between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such quarter; and (iv) a consolidated Net Cash Flow Schedule (including Capital Expenditures) for the Properties. In addition, such Officer's Certificate shall also state that the representations and warranties of Borrower set forth in
Section 4.1.30 are true and correct in all material respects as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days.

                  (d) Prior to a Securitization of the Loan, Borrower shall furnish or cause to be furnished to Lender, on or before the thirty (30) days after the end of each calendar month the financial statement and other items described in Section 5.1.10(c) above on a monthly basis.

                  (e)      Intentionally Omitted;

                  (f) Borrower shall furnish Lender, within ten (10) Business Days of the receipt by Borrower, all material notices (regardless of form) from any Health Care Authority and/or any insurance company, managed care company, or other third-party payor that Borrower's license, Medicare or Medicaid certification, or accreditation or ranking by any Health Care Authority, insurance company, managed care company, or other third-party payor is being downgraded, revoked, or suspended, that action is pending, being considered or being taken to downgrade, revoke, or suspend the Borrower's license or certification or to fine, penalize or impose remedies upon the Borrower, or that action is pending, being considered, or being, or could be, taken, to discontinue, suspend, deny, decrease or recoup any payments due, made or coming due to Borrower or related to the operation of any Individual Property.

                  (g) Borrower shall file all required Medicare or Medicaid cost reports on or prior to the date such reports are due and shall furnish Lender, within thirty (30) days of the date of filing, a complete and accurate copy of the annual Medicare or Medicaid cost report for Borrower, which will be prepared by Borrower, and promptly furnish Lender any material amendments filed with respect to such reports and all material notices, responses, audit reports or inquiries with respect to such reports.

                  (h) Borrower shall furnish Lender, within thirty (30) days of the receipt by Borrower, the annual Medicaid and Medicare provider agreement(s) and the annual Medicaid and Medicare reimbursement rate sheets and any new, revised or amended rate sheet which may be issued subsequent to the annual reimbursement rate sheets.

                  (i) Borrower shall furnish Lender, within ten (10) Business Days of receipt but at least five (5) days prior to the earliest date on which Borrower is required to take any action with respect thereto or would suffer any adverse consequence, a copy of any material Medicare, Medicaid or other licensing or accreditation or ranking agency or entity survey, report, warning letter, or notice, and any statement of deficiencies, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey, report, warning letter, or notice for Borrower and by subsequent correspondence related thereto, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or of full participation in Medicare or Medicaid or a care program offered by an insurance company, managed care company, or other third-party payor by the date required for cure by such agency or entity (plus extensions granted by such agency or entity).

                  (j) Borrower shall furnish Lender, within ten (10) Business Days of receipt by Borrower, any other notices or charges issued relating to the non-compliance by Borrower with any Health Care Authority, insurance company, managed care company, or other third-party payor laws, regulations, requirements, licenses, permits, certificates, authorizations or approvals.

                  (k)      Intentionally Omitted

                  (l) For each Fiscal Year commencing after the date hereof, Borrower shall submit to Lender a proposed Annual Budget not later than fifteen (15) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender and a final Annual Budget not later than thirty (30) days after the commencement of such Fiscal Year. To and until the Mezzanine Loan has been paid in full, the Annual Budget shall be subject to Lender's approval, which approval shall not be unreasonably withheld (each such Annual Budget, an "APPROVED ANNUAL BUDGET"). In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within fifteen
(15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget which requires the approval of Lender hereunder, the most recently Approved Annual Budget shall apply; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses.

                  (m) In the event that Borrower must incur an extraordinary Operating Expense or Capital Expenditure not set forth in the Annual Budget (each, an "EXTRAORDINARY EXPENSE"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval which approval shall not be unreasonably withheld.

                  (n) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Properties and Borrower that is provided to Lender pursuant to this Section in connection with the Securitization to such parties requesting such information in connection with such Securitization.

                  5.1.12 BUSINESS AND OPERATIONS. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.

                  5.1.13 TITLE TO THE PROPERTIES. Borrower will warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgages and the Assignments of Leases, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

                  5.1.14 COSTS OF ENFORCEMENT. In the event (a) that any Mortgage encumbering any Individual Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

                  5.1.15 ESTOPPEL STATEMENT. After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the Applicable Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

                  5.1.16 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in
Section 2.1.4.

                  5.1.17 PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior consent of Lender.

                  5.1.18 CONFIRMATION OF REPRESENTATIONS. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Principal as of the date of the Securitization.

                  5.1.19 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and
(b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

                  5.1.20 LEASES AND CONTRACTS. All residential Leases shall be written on the standard form (without any material changes) which Lender has approved and shall be on arm's-length terms consistent with the terms for similar residential Leases in the market area of each Individual Property, shall provide for free rent only if the same is consistent with prevailing market conditions and Legal Requirements and shall provide for charges and market rents then prevailing in the market area of such Individual Property or as may be required by law. Such residential Leases shall also provide for Security Deposits in reasonable amounts if the same is consistent with prevailing market conditions in the area where the applicable Individual Property is located. Borrower shall also submit to Lender for Lender's approval, which approval shall not be unreasonably withheld, prior to the execution thereof, any proposed Lease or license of more than five percent (5%) of the rentable square footage of the Improvements on any Individual Property other than residential leases. Borrower shall not execute any Lease or license agreement for all or a substantial portion of any Individual Property, except for an actual occupancy by the tenant, lessee or licensee thereunder and with Lender's prior written consent. Borrower shall at all times promptly and faithfully perform, or cause to be performed, in all material respects, all of the covenants, conditions and agreements contained in all Leases or licenses with respect to each Individual Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Upon the request of Lender, Borrower shall deliver to Lender a copy of any non-residential Lease or Contract that is not terminable upon 60 days notice or that requires annual payments of $100,000 or more. Borrower shall not do or suffer to be done any act that might reasonably be expected to result in a default by the landlord, lessor or licensor or other party under any such Lease or Contract or allow the tenant, resident, licensee or other contracting party thereunder to withhold payment or rent and, shall not further assign any Lease or Contract or any Rents or other payments. Borrower, at no cost or expense to Lender, shall enforce, short of termination, the performance and observance of each and every material condition and covenant of each of the parties under the Leases and

Contracts. Borrower shall not, without the prior written consent of Lender, modify any of the Leases or Contracts in any material respect, terminate or accept the surrender of any Leases or Contracts, or waive or release any other party from the performance or observance of any obligation or condition under such Leases or Contracts, except in the normal course of business in a manner which is consistent with past practices and with sound and customary leasing and management practices for similar properties in the community in which the applicable Individual Property is located. Borrower shall not permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof.

                  5.1.21 ALTERATIONS. Borrower shall obtain Lender's prior consent to any alterations to any Improvements, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income, provided that such alterations
(a) do not adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements and the aggregate cost thereof does not exceed Five Hundred Thousand and 00/100 Dollars ($500,000) or (b) are performed in connection with the Restoration of an Individual Property after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at any Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed Five Hundred Thousand and 00/100 Dollars ($500,000) (the "THRESHOLD AMOUNT"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, or (D) a completion and performance bond or an irrevocable Letter of Credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than "A-1+" if the term of such bond or Letter of Credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

                  5.1.22 ACCOUNTS. In the event that the Lockbox Account and/or the Medicare/Medicaid Receiveables Account or any corresponding accounts established pursuant to the Revolving Credit Loan Agreement are held in the name of an entity as agent for the Borrowers such entity shall at all times be a Special Purpose Entity whose sole purpose shall be to hold such accounts.

                  5.1.23 CERTAIN FURTHER COVENANTS. Borrower further covenants and agrees with Lender as follows:

                  (a) Borrower shall cause the operations conducted or to be conducted at the Facility to be conducted at all times, at a minimum, in a manner consistent with or better than (x) Legal Requirements, (y) the level of operation of the Facility as of the Closing Date, and (z) with the level of operation of other such facilities in the industry, and, in connection therewith, Borrower shall:

                  (i) maintain or cause to be maintained the standard of care for the residents of the Facility at all times at a level necessary to insure a level of quality care for the residents of the Facility in compliance with Legal Requirements and comparable to or better than that existing on the Closing Date;

                  (ii) maintain or cause to be maintained a standard of care in the storage, use, transportation and disposal of all medical equipment, medical supplies, medical products or gases, and medical waste, of any kind and in any form, that is in accordance with, at least, that of the commercially reasonable industry standard and in conformity with all applicable Legal Requirements;

                  (iii) operate the Facility in a commercially reasonable manner in substantial and material compliance with applicable laws and regulations relating thereto and cause all material Licenses, reimbursement or care contracts, and any other agreements necessary for the certification, licensure, accreditation or operation of the Facility as may be necessary for participation in the Medicare or Medicaid reimbursement programs, managed care company, insurance company, or other third-party payor reimbursement programs to remain in effect without reduction in the number of licensed beds or beds authorized for use in Medicare or Medicaid reimbursement programs, managed care company, insurance company, or other third-party payor reimbursement programs;

                  (iv) take no action which has a reasonable likelihood of resulting in a suspension, denial, elimination or material reduction of reimbursement for services from Medicare or Medicaid (without opportunity to correct), or any managed care company, insurance company, or other commercial third-party payor; provided, however that Borrower may cancel or terminate any managed care company, insurance company or other third-party commercial payor contract (i) if such managed care company, insurance company or third-party commercial payor has materially breached such contract, or (ii) such cancellation or termination does not have a material adverse effect on Net Operating Income; and

                  (v) maintain or cause to be maintained all deposits, including, without limitation, deposits relating to residents or residency agreements. If such deposits are in cash, such deposits are to be deposited and held by Borrower, or any manager of the Facility, as the case may be, in accordance with any Legal Requirements, at such commercial or savings bank or banks as may be reasonably satisfactory to Lender. If such deposits are in any other form, such deposits are to be maintained as Lender may expressly permit. Any bond or other instrument which Borrower, or any manager of the

         Facility, as the case may be, is permitted to hold in lieu of cash deposits under any applicable legal requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Lender, shall, if permitted pursuant to any Legal Requirements, name Lender as payee or Lender thereunder (or at Lender's option, be fully assignable to Lender) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with the foregoing.

                  (b) Borrower shall not assign or transfer any of its interest in any Licenses or reimbursement or care contracts (including rights to payment thereunder), including any Medicare, Medicaid, managed care company, insurance company, or other third-party payor agreements, pertaining to Borrower or the Facility, or assign, transfer, or remove or permit any other person to assign, transfer, or remove any records pertaining to the Facility, including, without limitation, resident records, medical and clinical records (except for removal of such patient resident records as directed by the patients or residents owning such records), without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

                  (c) Borrower shall not enter into any transaction with any person or entity affiliated with Borrower other than in the ordinary course of its business and on fair and reasonable terms in compliance with Legal Requirements and, no less favorable to Borrower than those it would obtain in a comparable arms-length transaction with a person or entity not an affiliate.

                  (d) Borrower shall, upon request, deliver evidence of compliance with any applicable post-transfer license requirements of Health Care Authorities.

                  5.1.24 OPERATING LEASES/MASTER LEASES. Borrower shall not modify, amend, supplement, terminate or cancel any Master Lease or any Operating Lease without the prior written consent of Lender. In the event of any inconsistency or conflict between any provisions of any Operating Lease or any Master Lease and the provisions of this Agreement or any of the other Loan Documents, this Agreement or such other Loan Documents shall control.

                  5.1.25 OWNERSHIP APPLICATIONS. Borrower shall file an application or filing as appropriate to initiate the process to have each Operator become the licensed operator of its respective Individual Property with the applicable Health Care Authorities within thirty (30) days from the date hereof and shall diligently prosecute such ownership application to completion. Upon completion of all required approvals for the ownership application with respect to any Individual Property, Borrower shall take all actions necessary to transfer the operations of the applicable Individual Property (including the related Facility) to the applicable Operator and to terminate any license or management agreement with the current operator of such Individual Property. Borrower agrees to complete the transfers of the operations of Individual Properties with Allocated Loan Amounts at least equal, in the aggregate, to seventy five percent (75%) of the original principal balance of the Loan on or before March 1, 2004 and to complete all such transfers of operations on or before July 1, 2004 and to deliver an opinion of counsel confirming that the Operators are properly licensed and that operations of the Facility have been transferred to the applicable Operator.

                  5.1.26 COMPLIANCE WITH REORGANIZATION PLAN. Borrower shall comply with the Plan of Reorganization approved by the Bankruptcy Court having jurisdiction thereof and with the order of such Bankruptcy Court confirming the Plan of Reorganization.

                  5.1.27 PROVISIONAL LICENSES. Borrower acknowledges that it has obtained provisional Licenses for the Individual Properties listed on Schedule
XI. Borrower agrees to obtain annual Licenses for such Facilities on or before ninety (90) days from the date hereof and to deliver copies of such annual Licenses to Lender. In the event that Borrower fails to obtain and deliver the annual Licenses to Lender within such ninety (90) day period, Borrower shall deposit with Lender on the next succeeding Payment Date an amount equal to three months Debt Service allocable to each Individual Property for which an annual License has not been obtained, to be held by Lender in the Debt Service Reserve Fund in accordance with the provisions of Section 7.4.1 hereof. Upon delivery to Lender of an annual License for any Individual Property, the amount deposited in the Debt Service Reserve Fund pursuant to this Section 5.1.27 allocated to such Individual Property shall be released to Borrower.

                  5.1.28 Borrower shall deposit with Lender on the date hereof, the sum of $63,181, to be held by Lender in the Debt Service Reserve Fund in accordance with the provisions of Section 7.4.1 hereof. In the event that a Denial of Payment for New Admissions ("DOPNA") is issued with respect to the Individual Property know as Monument Hill Nursing Center (the "MONUMENT HILL PROPERTY"), Borrower shall have ninety days from the date the DOPNA is issued to submit evidence satisfactory to Lender that the DOPNA has been rescinded. Upon delivery to Lender of evidence satisfactory to Lender that the DOPNA for the Monument Hill Property has been rescinded, the amount deposited in the Debt Service Reserve Fund pursuant to this Section 5.1.28 shall be released to Borrower. It shall be an event of default hereunder if (1) the DOPNA is not rescinded within ninety (90) days of the date, if any, that the DOPNA is issued and (2) the Monument Hill Property is not released pursuant to the following sentence. Notwithstanding anything to the contrary contained herein, Borrower shall, have the right for a period of ninety (90) days from the Closing Date, to pay to Lender the amount of $3,532,323 (which shall be the Release Amount for the Monument Hill Property for the purposes of this Section and shall be applied proportionately to the principal amounts of Note A and Note B) and obtain the release of the Monument Hill Property from the Lien of the Mortgage otherwise in accordance with the provisions of Section 2.5.1, except that no Prepayment Premium shall be payable with respect to such prepayment. If the Monument Hill Property is released pursuant to the foregoing sentence, then the amount deposited in the Debt Service Reserve Fund pursuant to this Section 5.1.28 shall be released to Borrower.

                  SECTION 5.2. NEGATIVE COVENANTS. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

                  5.2.1 INTENTIONALLY OMITTED.

                  5.2.2 LIENS. Except for any Lien being contested in accordance with the provisions of Section 5.1.2, Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except:

                  (i)      Permitted Encumbrances;

                  (ii) Liens created by or permitted pursuant to the Loan Documents or the Revolving Credit Loan Documents; and

                  (iii)    Liens for Taxes or Other Charges not yet due.

                  5.2.3 DISSOLUTION. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership, leasing and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify or amend in any manner affecting its status as a Special Purpose Entity, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend or modify in any manner effecting its status as a Special Purpose Entity, waive or terminate the certificate of incorporation or bylaws of the Principal, in each case, without obtaining the prior consent of Lender.

                  5.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership, leasing and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                  5.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

                  5.2.6 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

                  5.2.7 INTENTIONALLY OMITTED.

                  5.2.8 PRINCIPAL PLACE OF BUSINESS AND ORGANIZATION. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender thirty (30) days prior notice. Borrower shall not change the place of its organization as set forth in
Section 4.1.28 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender's request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Property as a result of such change of principal place of business or place of organization.

                  5.2.9 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

                  (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its reasonable discretion, that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (iii) one or more of the following circumstances is true:

                  (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                  (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by "benefit plan investors" within the meaning of 29 C.F.R. Section
         2510.3-101(f)(2); or

                  (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29
         C.F.R. Section 2510.3-101(c) or (e).

                  5.2.10 TRANSFERS. (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Properties in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Properties as a means of maintaining the value of the Properties as security for repayment of the Debt and the performance of the obligations contained in the Loan Documents. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Properties so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the obligations contained in the Loan Documents, Lender can recover the Debt by a sale of the Properties.

                  (b) Without the prior consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) any Individual Property or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party (collectively, a "TRANSFER"), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of
Section 5.1.20.

                  (c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell an Individual Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of an Individual Property for other than actual occupancy by a resident or space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.

                  (d) Notwithstanding the provisions of this Section 5.2.10, the following transfers shall not be deemed to be a Transfer: (i) the sale or transfer, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; provided, however, no such sales or transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such sale or transfer, Lender shall receive not less than thirty (30) days prior notice of such proposed sale or transfer, (ii) the sale or transfer, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, no such sales or transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such sale or transfer, Lender shall receive not less than thirty (30) days prior notice of such proposed sale or transfer, (iii) a sale or transfer of all or substantially all of the stock of Guarantor, a merger or consolidation of Guarantor or a sale or transfer of all or substantially all of the assets of Guarantor, provided that (A) Lender shall receive not less than thirty (30) days prior notice of such proposed merger, consolidation or acquisition, (B) the successor entity in connection with any such merger or consolidation and the acquiring entity in connection with any such acquisition shall have a net worth that is equal to or greater than the greater of the net worth of Guarantor on the date hereof or the net worth of Guarantor immediately prior to such merger, consolidation or acquisition, (C) Lender shall have received confirmation in writing from the Rating Agencies to the effect that such merger, consolidation or acquisition shall not result in a re-qualification, reduction or withdrawal of the then current rating assigned to the Securities or any class thereof in any applicable Securitization and (D) Borrower shall have delivered to Lender an Additional Insolvency Opinion reflecting the proposed merger, consolidation or acquisition satisfactory in form and substance to Lender and the Rating Agencies; (iv) the issuance, sale or transfer of stock of Guarantor in connection with an initial public offering of the stock of Guarantor, provided that (A) Lender shall receive not less than thirty (30) days prior notice of such proposed initial public offering, (B) such stock will be listed on the New York Stock Exchange or such other nationally recognized stock exchange immediately following such offering and such initial public offering is widely marketed to institutional investors, and (C) Lender shall have received confirmation in writing from the Rating Agencies to the effect that such initial public offering shall not result in a re-qualification, reduction or withdrawal of the then current rating assigned to the Securities or any class thereof in any applicable Securitization, (v) the subsequent sale, transfer or issuance of stock in Guarantor, provided such stock is listed on the New York Stock Exchange or such other nationally recognized stock exchange, and (vi) the transfer of interests in Borrower to an Affiliate of Guarantor, provided, that as a condition to each such transfer, (A) Lender shall receive not less than thirty
(30) days prior notice of such proposed sale or transfer, and (B) Borrower shall have delivered to Lender an Additional Insolvency Opinion reflecting the transfer satisfactory in form and substance to Lender and the Rating Agencies. In addition, at all times, Heritage Partners must continue to own, directly or indirectly, at least a thirty three and one-third percent (33.33%) interest in Borrower and Guarantor, provided, however, that in connection with an initial public offering permitted pursuant to subsection (iv) above, Heritage Partners must continue to own, directly or indirectly, at least a twenty five percent (25%) interest in Borrower and Guarantor.

                  (e) No consent to any assumption of the Loan shall occur on or before the first anniversary of the first Payment Date, except as otherwise specifically provided in Section 2.7 hereof. After the first anniversary of the first Payment Date, Lender shall consent to a one-time Transfer of the Property or to a transfer all of the ownership interests in the Borrower, provided that each of the following conditions are satisfied:

                  (i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured after the expiration of all applicable grace periods;

                  (ii) the proposed transferee ("TRANSFEREE") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender with an organizational structure and documentation reasonably acceptable to Lender;

                  (iii) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Property, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Transferee without approving the substitution of the property manager) and the property manager shall be a Qualified Manager;

                  (iv) the Transferee shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Agreement and the other

         Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Lender; and

                  (v) Borrower shall have delivered to Lender an Additional Insolvency Opinion reflecting the proposed transfer satisfactory in form and substance to Lender

                  (vi)     and the Rating Agencies;

                  (vii) Transferee's shall comply with the representations and covenants set forth in Section 4.1.30 and Section 5.2.9 hereof;

                  (viii) Borrower shall deliver to Lender evidence reasonably satisfactory to Lender and satisfactory to the Rating Agencies that the single purpose nature and bankruptcy remoteness of Transferee, its shareholders, partners or members, as the case may be, are in accordance with the then current standards of Lender and the Rating Agencies;

                  (ix) Lender shall have received confirmation in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of the then current rating assigned to the Securities or any class thereof in any applicable Securitization;

                  (x) Lender shall have received (a) an assumption fee equal to one half of one percent (0.5%) of the Debt on the date of such assumption (b) the payment of a non-refundable $5,000 application fee and (c) the payment of, or reimbursement for, all costs and expenses incurred by Lender in connection with such assumption (including without limitation, the cost of any third party reports, reasonable legal fees and expenses, Rating Agency fees and expenses or required legal opinions);

                  (xi) prior to any release of the Guarantor, a substitute guarantor reasonably acceptable to Lender shall have executed a replacement guaranty and environmental indemnity substantially in the form of the Guaranty and the Environmental Indemnity; and

                  (xii) Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender of the approval or consent of any Health Care Authorities that have direct or indirect authority or oversight over Borrower, the Property, or the operations conducted on the Property to the change in the owner and operator of the Property and the Facility operated thereon; and

                  (xiii) Borrower shall have obtained the consent of the Mezzanine Lender and the Revolving Credit Lender, to the extent required under the Mezzanine Loan Agreement and the Revolving Credit Loan Agreement.

                  (f) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender's consent. This provision shall apply to every

Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

                  (g) Lender hereby consents to the pledge of interests in Borrower to the Mezzanine Lender as security for the Mezzanine Loan.

                  (h) Borrower may sell or otherwise dispose of Equipment and Personal Property (as each such term is defined in the Mortgage) that is no longer useful in the operation of an Individual Property or which has become obsolete or worn out without Lender's prior written consent, provided such equipment is replaced by equipment of similar quality and usefulness if the same is still useful in the operation of the Individual Property and, upon Borrower's request, Lender agrees to release the lien of the Mortgage from such Equipment or Personal Property.

                  5.2.11 REFINANCING OF REVOLVING CREDIT LOAN. Borrower shall not refinance or replace the Revolving Credit Loan unless it obtains the prior consent of Lender, provided that Lender shall consent to a refinancing or replacement in full of the Revolving Credit Loan if, after considering the following factors, Lender determines in its reasonable discretion that such factors have been satisfied:

                  (a) Lender shall have received at least thirty (30) days prior written notice of such refinancing;

                  (b) no Default or Event of Default under this Agreement shall have occurred and be continuing;

                  (c) the new revolving credit loan ("NEW REVOLVING CREDIT LOAN") shall have (A) an interest rate that is no higher than the current interest rate provided for under the Revolving Credit Loan (or in the event the Revolving Credit Loan is a floating rate loan, an interest rate that is benchmarked off the same index and with a spread over such index which is no greater than the then current spread applicable to the Revolving Loan), as determined by Lender absent manifest error, (B) a maximum principal amount that is no more than the maximum principal amount of the Revolving Credit Loan; (C) a maturity date that is no earlier than that provided for under the Revolving Credit Loan at the time of the closing hereof; (E) no provisions providing for the payment of any additional interest, fees, participating interest or other similar equity feature; (F) no provision in which collateral not granted for the benefit of Revolving Credit Lender or otherwise encumbered with respect to the Revolving Credit Loan as of the date hereof is granted for the benefit of or with respect to the New Revolving Credit Loan; (G) no provision whereby the New Revolving Credit Loan is cross-defaulted with any other Indebtedness; (H) a cash management and lockbox arrangement substantially similar to that maintained under the Revolving Credit Loan; and (I) no provisions that prohibit the prepayment of the New Revolving Credit Loan without the payment of a prepayment premium or penalty;

                  (d) the terms of the New Revolving Credit Loan shall provide the same express rights to the Lender as the Revolving Credit Loan and shall not conflict with the terms of the Loan and the lender under the New Revolving Credit Loan shall enter into an intercreditor agreement with Lender no less favorable to Lender than the intercreditor agreement between Lender and Revolving Credit Lender dated as of the date hereof;

                  (e) Lender shall have received confirmation in writing from the Rating Agencies to the effect that New Revolving Credit Loan will not result in a re-qualification, reduction or withdrawal of the then current rating assigned to the Securities or any class thereof in any applicable
Securitization;

                  (f) Borrower shall pay all costs and expenses of Lender incurred in connection with the New Revolving Credit Loan, including, without limitation, reasonable fees and expenses of Lender's counsel;


                  (g) Borrower shall execute and deliver such amendments to this Agreement and the other Loan Documents as Lender may request in connection with such New Revolving Credit Loan; and

                  (h) Lender shall have received such settlement statements, pay-off letters, opinions and other documentation as it shall reasonably request in connection with the New Revolving Credit Loan.

Upon the satisfaction of the foregoing, Borrower may consummate a replacement or a refinancing of the Revolving Credit Loan, whereupon such New Revolving Credit Loan shall be deemed to be the Revolving Credit Loan as defined herein.

                  VI.      INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

                  SECTION 6.1. INSURANCE. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Properties (except for the coverage described in items (ii) and (xi)) providing at least the following coverages:

                  (i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions;
         (C) providing for no deductible in excess of One Hundred Thousand and No/100 Dollars ($100,000) for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area," flood hazard insurance in an amount equal to the lesser of (1) the Allocated Loan Amount for such Individual Property or (2) the maximum amount of such insurance available under the National Flood

         Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; (y) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in any coastal region, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Subsection (i);

                  (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "claims made" form with a combined limit of not less than Five Million and No/100 Dollars ($5,000,000) in the aggregate and Four Million and No/100 Dollars ($4,000,000) per occurrence; (B) to continue at not less than the aforesaid limit until required to be reasonably changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors;
         (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgages to the extent the same is available; provided, however that Borrower shall carry such insurance on a so-called "per occurrence" form in the event that such coverage becomes available at commercially reasonable rates, and provided further that if Borrower changes its insurance from "claims made" to "per occurrence" insurance, then Borrower shall maintain so-called "tail" coverage for a period of six years on the previous "claims made" coverage;

                  (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen
         (18) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from each Individual Property for a period of eighteen (18) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from each Individual Property for the succeeding eighteen (18) month period. Notwithstanding anything to the contrary in Section 2.6 hereof, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied in Lender's sole discretion to (I) the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note or (II) Operating Expenses approved by Lender in its reasonable discretion; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                  (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and
         (4) with an agreed amount endorsement waiving co-insurance provisions;

                  (v) worker's compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement;

                  (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under Subsection (i) above;

                  (vii)    Intentionally Omitted;

                  (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000);

                  (ix) if an Individual Property is or becomes a legal "non-conforming" use, ordinance or law coverage and insurance coverage to compensate for the cost of demolition or rebuilding of the undamaged portion of the Individual Property along with any reduced value and the increased cost of construction in amounts as requested by Lender;

                  (x) the commercial property and business income insurance required under Sections 6.1(a)(i) and (iii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a)(i) and (iii) above at all times during the term of the Loan;

                  (xi) professional liability and malpractice insurance with limits of at least $2,000,000.00 per occurrence (claim)/$5,000,000.00 in the aggregate with an annual deductible of not more than $250,000 in California and $1,000,000 in Texas. Borrower shall also require each physician or nurse practitioner with clinical privileges at the Facility, if any, to carry professional liability and malpractice insurance with limits of not less than $1,000,000.00 per occurrence (claim)/$3,000,000.00 in the aggregate; and

                  (xii) upon sixty (60) days' notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

                  (b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or, in the singular, the "POLICY"), and shall be subject to the reasonable approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "AA" or better (and the equivalent thereof) by at least two (2) of the Rating Agencies rating the Securities (one of which shall be S&P if they are rating the Securities and one of which will be Moody's if they are rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency. The Policies described in Section 6.1(a) (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "INSURANCE PREMIUMS"), shall be delivered by Borrower to Lender.

                  (c) Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 6.1(a).

                  (d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

                  (e) All Policies provided for in Section 6.1 shall contain clauses or endorsements to the effect that:

                  (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                  (ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' notice to Lender and any other party named therein as an additional insured;

                  (iii) the issuers thereof shall give notice to Lender if the Policies have not been renewed fifteen (15) days prior to its expiration; and

                  (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

                  (f) If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its reasonable discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

                  SECTION 6.2. CASUALTY. If the Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

                  SECTION 6.3. CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments reasonably requested by it to permit such participation; provided, however, that (a) if the Net Proceeds shall be less than the Threshold Amount, Borrowers shall have the authority to settle any such proceeding, so long as no Event of Default has occurred and is continuing hereunder, and (b) while an Event of Default has occurred and is continuing hereunder, Lender shall have the right to settle any such proceeding without the consent of Borrower. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 6.4. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

                  SECTION 6.4. RESTORATION. The following provisions shall apply in connection with the Restoration of any Individual Property:

                  (a) If the Net Proceeds shall be less than Five Hundred Thousand and No/100 Dollars ($500,000) and the costs of completing the Restoration shall be less than Five Hundred Thousand and No/100 Dollars ($500,000), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

                  (b) If the Net Proceeds are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000) or the costs of completing the Restoration is equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000), the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "NET PROCEEDS" for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Sections 6.1(a)(i), (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("INSURANCE PROCEEDS"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("CONDEMNATION PROCEEDS"), whichever the case may be.

                  (i) The Net Proceeds shall be made available to Borrower for Restoration upon the approval of Lender in its sole discretion that the following conditions are met:

                                    (A)      no Event of Default shall have
                           occurred and be continuing;

                                    (B)      (1) in the event the Net Proceeds
                           are Insurance Proceeds, less than thirty-five percent (35%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or
                           (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

                                    (C)      Borrower shall commence the
                           Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                                    (D)      Lender shall be reasonably
                           satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds,
                           (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

                                    (E)      Lender shall be reasonably
                           satisfied that the Restoration will be completed on or before the earliest to occur of (1) three (3) months prior to the Maturity Date, (2) such time as may be required under applicable Legal Requirements or (3) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

                                    (F)      the Individual Property and the use
                           thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

                                    (G)      the Restoration shall be done and
                           completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements and all necessary or required approvals or consent from all Governmental Authorities and Health Care Authorities can, in Lender's reasonable judgment, be obtained to allow the rebuilding, reoccupancy and continued use of the Individual Property as a Facility containing the current number of beds;

                                    (H)      such Casualty or Condemnation, as
                           applicable, does not result in the loss of access to the Individual Property or the related Improvements;

                                    (I)      the Debt Service Coverage Ratio
                           (using the Allocated Loan Amount) for the affected Individual Property, after giving effect to the Restoration, shall be equal to or greater than 1.4 to 1.0;

                                    (J)      the Loan-to-Value Ratio (using the
                           Allocated Loan Amount) for the effected Individual Property, after giving effect to the Restoration, shall be equal to or less than seventy five percent 75%);

                                    (K)      Borrower shall deliver, or cause to
                           be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and

                                    (L)      the Net Proceeds together with any
                           cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's reasonable discretion to cover the cost of the Restoration.

                  (ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record.

                  (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "CASUALTY CONSULTANT"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                  (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "CASUALTY RETAINAGE" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty

         Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers conditional lien waivers, conditional solely on final payment, and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                  (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                  (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

                  (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing.

                  (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender in accordance with Section 2.4.2 hereof toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

                  (d) In the event of foreclosure of the Mortgage with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

                  VII.     RESERVE FUNDS

                  SECTION 7.1. REQUIRED REPAIR FUNDS.

                  7.1.1 DEPOSITS. Borrower shall perform the repairs at the Properties, as more particularly set forth in each of the Physical Condition Reports, on Appendix A therein (such repairs hereinafter collectively referred to as "REQUIRED REPAIRS"). Borrower shall complete the Required Repairs on or before the date six months after the Closing Date. It shall be an Event of Default under this Agreement if (a) Borrower does not complete the Required Repairs at each Individual Property by the required deadline for each such repair, or (b) Borrower does not satisfy each condition contained in Section
7.1.2 hereof in all material respects. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount for each Individual Property set forth on such
Schedule III hereto to perform the Required Repairs for such Individual Property multiplied by one hundred twenty-five percent (125%). Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.5 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "REQUIRED REPAIR FUND" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "REQUIRED REPAIR ACCOUNT."

                  7.1.2 RELEASE OF REQUIRED REPAIR FUNDS. Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time, but not more frequently than once in any thirty (30) day period, upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officer's Certificate (i) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such Officer's Certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such Officer's Certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Lender, (d) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to any Individual Property unless such requested disbursement is in an amount greater than $5,000 (or a lesser amount if the total amount in the Required Repair Account is less than $5,000, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

                  SECTION 7.2. TAX AND INSURANCE ESCROW FUND. Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty
(30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies; provided, however, that the amount of the deposit each month with respect to Insurance Premiums for California Worker's Compensation insurance will be the amount of the payment due at the end of the month to the offshore captive insurance company from the Borrower (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE ESCROW FUND"). The Tax and Insurance Escrow Fund and the payment of the monthly Debt Service, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Subject to the terms hereof, Lender shall apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgages. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 5.1.2 and 6.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

                  SECTION 7.3. REPLACEMENTS AND REPLACEMENT RESERVE.

                  7.3.1 REPLACEMENT RESERVE FUND. Borrower shall pay to Lender on each Payment Date one-twelfth (1/12) of $400 per bed for any Individual Property that is a skilled nursing facility and $400 per unit for any Individual Property that is an assisted living facility, which is the amount (the "REPLACEMENT RESERVE MONTHLY DEPOSIT") reasonably estimated by

Lender in its sole discretion to be due for replacements and repairs required to be made to the Properties during the calendar year (collectively, the "REPLACEMENTS"). Amounts so deposited shall hereinafter be referred to as Borrower's "REPLACEMENT RESERVE FUND" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "REPLACEMENT RESERVE ACCOUNT." Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained by Lender and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with Section 2.5 hereof.

                  7.3.2 DISBURSEMENTS FROM REPLACEMENT RESERVE ACCOUNT. Lender shall make disbursements from the Replacement Reserve Fund as requested by Borrower, and approved by Lender in its reasonable discretion, no more frequently than once in any thirty (30) day period of no less than $5,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender for requests in excess of $10,000.00 for a single item, conditional lien waivers (conditioned only upon final payment) and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower's expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $30,000.00 for which reimbursement is sought.

                  7.3.3 BALANCE IN THE REPLACEMENT RESERVE ACCOUNT. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

                  SECTION 7.4. DEBT SERVICE RESERVE.

                  7.4.1 DEBT SERVICE RESERVE. On the date hereof, Borrower shall deposit with Lender the sum of $139,935, (said amount, and any additional deposit to be made pursuant to Sections 5.1.27 and 5.1.28, hereinafter, the "DEBT SERVICE RESERVE FUND" and the account in which such amount is held, hereinafter, the "DEBT SERVICE RESERVE ACCOUNT"), which amount shall be held by Lender as additional security for the Loan. The amount of the Debt Service Reserve Fund allocable to each Individual Property is set forth on Schedule VI. In addition, Borrower shall make additional deposits to the Debt Service Reserve Fund in accordance with Sections 5.1.27 and 5.1.28. Upon the occurrence of an Event of Default, Lender may apply the Debt Service Reserve Fund to the payment of the Debt in such order and priority, including, without limitation, alternating applications thereof between interest and principal, as Lender shall determine in its sole discretion. Upon the approval of the ownership application and the transfer of the Licenses for any Individual Property to the applicable Operator in accordance with the provisions of Section 5.1.25, the amount of the Debt Service Reserve Fund allocated to such Individual Property shall be released to Borrower.

                  SECTION 7.5. RESERVE FUNDS, GENERALLY. (a) Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

                  (b) Borrower shall not, without obtaining the prior consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

                  (c) The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender. All interest or other earnings on a Reserve Fund (other than the Tax and Insurance Escrow Fund, which shall be paid to Lender) shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Borrower shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments provided (a) such investments are then regularly offered by Lender for accounts of this size, category and type, (b) such investments are permitted by applicable federal, state and local rules, regulations and laws, (c) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which such Reserve Fund was created, and (d) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest or income earned on the Reserve Funds. No other investments of the sums on deposit in the Reserve Funds shall be permitted except as set forth in this Section 7.5. Borrower shall bear all reasonable costs associated with the investment of the sums in the account in Permitted Investments. Such costs shall be deducted from the income or earnings on such investment, if any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower promptly on demand by Lender. Lender shall have no liability for the rate of return earned or losses incurred on the investment of the sums in Permitted Investments.

                  (d) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established, except to the extent caused by Lender's gross negligence or willful misconduct. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

                  SECTION 7.6. CASUALTY INSURANCE DEDUCTIBLE RESERVE.

                  7.6.1 CASUALTY INSURANCE DEDUCTIBLE RESERVE. On the date hereof, Borrower shall deposit with Lender the sum of $75,000 (said amount, the "CASUALTY INSURANCE DEDUCTIBLE RESERVE FUND" and the account in which such amount is held, hereinafter, the

"CASUALTY INSURANCE DEDUCTIBLE RESERVE ACCOUNT"), which amount shall be held by Lender as additional security for the Loan. In the event of an insured Casualty, provided no Event of Default shall have occurred and be continuing, Lender shall, at Borrower's request, disburse Casualty Insurance Deductible Reserve Funds to Borrower in an amount equal to the amount by which the deductible under the Policy maintained pursuant to the provisions of Section 6.1(a)(i) exceeds $25,000, for Restoration of the applicable Individual Property in accordance with the provisions of Section 6.4 hereof; provided that Borrower shall deposit with Lender to be held in the Casualty Insurance Deductible Reserve Fund an amount equal to the amount so disbursed to Borrower within thirty (30) days of such disbursement. Upon the occurrence of an Event of Default, Lender may apply the Casualty Insurance Deductible Reserve Fund to the payment of the Debt in such order and priority, including, without limitation, alternating applications thereof between interest and principal, as Lender shall determine in its sole discretion.

                  SECTION 7.7. PROFESSIONAL LIABILITY INSURANCE DEDUCTIBLE RESERVE.

                  7.7.1 PROFESSIONAL LIABILITY INSURANCE DEDUCTIBLE RESERVE. On the date hereof, Borrower shall deposit with Lender the sum of $1,250,000 (said amount, the "PROFESSIONAL LIABILITY INSURANCE DEDUCTIBLE RESERVE FUND" and the account in which such amount is held, hereinafter, the "PROFESSIONAL LIABILITY INSURANCE DEDUCTIBLE RESERVE ACCOUNT"), which amount shall be held by Lender as additional security for the Loan. In the event that the amount of the annual deductible under the professional liability Policy maintained by Borrower is reduced to below $250,000 in California and $1,000,000 in Texas, provided no Event of Default shall have occurred and be continuing, Lender shall, at Borrower's request, disburse to Borrower Professional Liability Insurance Deductible Reserve Funds in an amount equal to the difference between such amounts and the amount of the deductible under the professional liability Policy maintained by Borrower; provided that in the event that the deductibles are subsequently increased Borrower shall deposit with Lender such amounts as shall be required so that at all time the amount on deposit in the Professional Liability Insurance Deductible Reserve Funds shall equal the amount of the annual deductibles under the professional liability Policies maintained by Borrower. In the event of a final unappealable judgment against Borrower in any action covered by a professional liability Policy, Lender shall have the right, but not the obligation, to apply the Professional Liability Insurance Deductible Reserve Funds to the payment of such judgment up to the amount of the deductible under the professional liability Policy insuring such claim, provided that Borrower shall deposit with Lender to be held in the Professional Liability Insurance Deductible Reserve Fund an amount equal to the amount so disbursed within thirty (30) days of such disbursement. Upon the occurrence of an Event of Default, Lender may apply the Professional Liability Insurance Deductible Reserve Fund to the payment of the Debt in such order and priority, including, without limitation, alternating applications thereof between interest and principal, as Lender shall determine in its sole discretion.

                  VIII.    DEFAULTS

                  SECTION 8.1. EVENT OF DEFAULT. (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                  (i) if any portion of the Debt Service, including, without limitation, any amounts due and payable on maturity, whether on the scheduled Maturity Date or by acceleration or otherwise, is not paid when due, or if any other amounts payable hereunder are not paid within five (5) days after the date on which such amounts are due and payable;

                  (ii) if any of the Taxes or Other Charges are not paid when the same are due and payable and prior to delinquency;

                  (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request;

                  (iv) if Borrower Transfers or otherwise encumbers any portion of the Properties without Lender's prior consent in violation of the provisions of this Agreement or Article 6 of the Mortgage;

                  (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

                  (vi) if Borrower, Principal or any Guarantor shall make an assignment for the benefit of creditors;

                  (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Principal or Guarantor, or if Borrower, Principal or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Principal or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Principal or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Principal or Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

                  (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                  (ix) if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section
         4.1.30 or Section 5.1.11 hereof;

                  (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                  (xi) if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                  (xii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in Subsections (i) to (xii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, and provided, further, that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days;

                  (xiii) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

                  (xiv) Borrower ceases to continuously operate any Individual Property or any material portion thereof as a Facility for any reason whatsoever (other than temporary cessation as a result of a total Casualty or in connection with any Restoration thereof undertaken with the consent of Lender);

                  (xv) Borrower, any manager of any Facility, or any Facility violates any applicable law or regulation and shall fail to correct, within the time deadlines set by any Health Care Authority, managed care company, insurance company or other third-party payor any deficiency, and the violation or deficiency would reasonably be expected to result in any of the following actions by such entities with respect to the Facility;

                     (a)   a termination of Borrower's or the Facility's
                         Medicare contract or Medicaid contract, or the Facility Licenses;

                     (b)   a ban on payment for new admissions generally or on
                         payment for residents otherwise qualifying for Medicaid or Medicare coverage with no opportunity to correct or to contest (provided such contest shall stay enforcement actions or exercise of remedies by Health Care Authorities) prior to termination; or

                    (c)    a suspension, discontinuance, elimination or
                        material reduction or recoupment of reimbursement for services (without opportunity to correct or to contest (provided such contest shall stay enforcement actions or exercise of remedies by Health Care Authorities)); or

                  (xvii) Borrower shall revoke or modify the "Lockbox Agreements" (as such term is defined in the Revolving Credit Loan Agreement) or any other agreement governing the direction of payments of Medicare/Medicaid Accounts into the Medicare/Medicaid Receiveables Account or the transfer of funds from the Medicare/Medicaid Receiveables Account to the Cash Management Account without the prior written consent of Lender.

                  (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clause (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clause
(vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                  SECTION 8.2. REMEDIES. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any Individual Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) to the fullest extent permitted by applicable law, Lender shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

                  (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments Debt Service, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or
(ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

                  (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Lender shall determine in its reasonable discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

                  (d) Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent

Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

                  IX.      SPECIAL PROVISIONS

                  SECTION 9.1. SALE OF NOTES AND SECURITIZATION. Borrower acknowledges and agrees that the Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a "SECURITIZATION"). At the request of Lender, and to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

                  (a) provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

                  (b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower, the Principal and their respective affiliates to obtain, collect, and deliver information requested or required by Lender or the Rating Agencies;

                  (c) deliver (i) updated opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Property, Borrower, the Principal and their respective Affiliates and the Loan Documents, including, without limitation, a so-called "10b-5" opinion and (ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender and the Rating Agencies;

                  (d) if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements from commercial occupants of the Properties or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

                  (e) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, the Principal and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

                  (f) execute such amendments to the Loan Documents as may be requested by Lender or the Rating Agencies to effect the Securitization and/or deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan (and such new notes or modified note shall have the same initial weighted average coupon of the original note, but such new notes or modified note may change the interest rate and amortization of the Loan provided that the aggregate Debt Service payable each month under the new or modified notes shall not exceed the monthly Debt Service under the original note, absent an Event of Default), and modify the Cash Management Agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan;

                  (g) if requested by Lender, review any information regarding the Property, Borrower, Principal and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

                  (h) supply to Lender such documentation, financial statements and reports in form and substance reasonably required in order to comply with any applicable securities laws.

                  All reasonable third party costs and expenses incurred by Borrower or Lender in connection with Borrower's complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

                  SECTION 9.2. SECURITIZATION INDEMNIFICATION. (a) Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

                  (b) The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) the Indemnifying Persons have carefully examined the Disclosure Documents, including, without limitation, the sections entitled "Risk Factors," "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Property," "The Manager," "The Borrower" and "Certain Legal Aspects of the Mortgage Loan," and (B) such sections and such other information in the Disclosure Documents (to the extent such information relates to or includes any Provided Information or any information regarding the Properties, Borrower and/or the Loan) (collectively with the Provided Information, the "COVERED DISCLOSURE INFORMATION") do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (ii) jointly and severally indemnifying Lender, CSFB (whether or not it is the Lender), any Affiliate of CSFB that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of CSFB that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "INDEMNIFIED PERSONS"), for any losses, claims, damages, liabilities, costs or expenses (including, without limitation, legal fees and expenses for enforcement of these obligations (collectively, the "LIABILITIES")) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (iii) agreeing to reimburse each Indemnified Person for any reasonable legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not an indemnification agreement described in clause (i) above is provided, provided that Borrower has been given the opportunity to review the Covered Disclosure Information.

                  (c) In connection with filings under the Exchange Act, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and
(ii) reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities provided that Borrower has been given the opportunity to review the Covered Disclosure Information.

                  (d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided, further, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel's fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

                  (e) Without the prior consent of CSFB (which consent shall not be unreasonably withheld), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given CSFB reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings. As long as an Indemnifying Person has substantially complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld).

                  (f) The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the

Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by underwriting discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan or the Securitization.

                  (g) The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this
Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

                  (h) The liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

                  (i) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

                  SECTION 9.3. ADMINISTRATION OF BANKRUPTCY CLAIMS. Borrower and Lender agree that, with respect to the applicable Lease between each of the respective Owners and the applicable Operator for each Individual Property, each Owner hereby transfers to Lender, in the event of any proceeding involving such Operator under the Bankruptcy Code or any similar proceeding, all of such Owner's rights to (a) file any proof of such claims, (b) cast any votes relating to any claims of such Owner against such Operator in such proceedings, (c) collect and receive any dividends payable with respect to such claims, (d) take any action or commence any proceeding to collect such claims, (e) file any motion for relief from the stay imposed under Section 362(a) of the Bankruptcy Code or any similar statute, (f) file any motion to compel such Operator to assume or reject such Lease under the Bankruptcy Code or any similar statute, or
(g) take any other actions to collect or protect such claims. Borrower agrees that Lender shall be the sole party permitted to participate in the administration of the estate of any Operator under any proceeding under the Bankruptcy Code or any similar statute with respect any such claims.

                  SECTION 9.4. EXCULPATION. (a) Subject to the qualifications below, Note A Holder shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided in this Section 9.4, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this Section shall not, however,

(a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any Guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower to the extent reasonably necessary to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                  (i) fraud or intentional misrepresentation by Borrower or any Guarantor in connection with the Loan;

                  (ii) the gross negligence or willful misconduct of Borrower in the operation of the Properties;

                  (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Mortgages concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

                  (iv) the removal or disposal of any material portion of the Properties after an Event of Default;

                  (v) the misappropriation or conversion by Borrower of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Awards received in connection with a Condemnation, (C) any Rents following an Event of Default, or (D) any Rents paid more than one (1) month in advance;

                  (vi) failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Properties which are superior to the Lien of the Mortgage to the extent that Rents received by Borrower are not applied to Debt Service or Operating Expenses or to pay any other amount to the Borrower has the obligation to pay under the Loan Documents or otherwise paid to Lender;

                  (vii) any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

                  (viii) losses, damages, costs and expenses relating to any audits, surveys, investigations, actions, suits or proceedings including without limitation, audits, surveys, investigations, actions, suits or proceedings related to Medicare/Medicaid, false claim, neglect or mistreatment, fraud or abuse brought by any federal, state or local government or quasi-governmental body, or by any intermediary, agency, board, authority, entity or any other administrative or investigative body or entity or any other third party, including any resident; and

                  (ix) except as otherwise specifically permitted herein, any amounts (a) received by Borrower or any Affiliated Manager that are not deposited into the Lockbox Account or the Medicare/Medicaid Receivables Accounts to the extent required to be so deposited hereunder or under the Cash Management Agreement or (b) disbursed from the Lockbox Account or the Medicare/Medicaid Receivables Accounts other than as provided herein or in the Cash Management Agreement.

                  (b) Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (c) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; (e) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if the first full payment of Debt Service is not paid when due; (iii) if Borrower fails to permit on-site inspections of the Properties, fails to provide financial information, fails to maintain its status as a Single Purpose Entity or fails to appoint a new property manager upon the request of Lender, each as required by, and in accordance with, the terms and provisions of the Loan Agreement or the Mortgage; (iv) if Borrower fails to obtain Lender's prior consent to any Indebtedness or voluntary Lien encumbering the Properties as required by the Loan Agreement or the Mortgages; or (v) if Borrower fails to obtain Lender's prior consent to any Transfer as required by the Loan Agreement or the Mortgages.

                  (c) Notwithstanding anything to the contrary contained herein, Note B is fully recourse to Borrower and Guarantor.

                  SECTION 9.5. INTENTIONALLY OMITTED.

                  SECTION 9.6. SERVICER. At the option of Lender, the Loan may be serviced by a servicer/trustee (the "SERVICER") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Lender and Servicer. Lender shall be responsible for all fees and costs relating to or arising under the Servicing Agreement.

                  X.       MISCELLANEOUS

                  SECTION 10.1. SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

                  SECTION 10.2. LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever this Agreement expressly provides that Lender may not withhold its consent or its approval of an arrangement or term, such provisions shall also be deemed to prohibit Lender from delaying or conditioning such consent or approval.

                  SECTION 10.3. GOVERNING LAW.

                  (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE

INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  Latham & Watkins LLP
                  885 Third Avenue, Suite 1000
                  New York, New York 10022-4802
                  David C. Meckler, Esq.
                  and David Gordon, Esq.

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO

HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A
SUCCESSOR.

                  SECTION 10.4. MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Notwithstanding the foregoing, if, at any time, city, state, or federal statutes or regulations or any Governmental Authority, including CMS, require or mandate modification of the terms and/or conditions of
Section 2.6 above, such Section 2.6 shall be deemed amended by the parties to confirm to the requirements of such statues, regulations or Government Authority.

                  SECTION 10.5. DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  SECTION 10.6. NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 10.6):

         If to Lender:              Column Financial, Inc.
                                    11 Madison Avenue
                                    New York, New York 10010
                                    Attention: Mark Silverstein
                                    Facsimile No.: (212) 743-5540
         with a copy to:            Column Financial, Inc.
                                    One Madison Avenue
                                    New York, New York 10019
                                    Legal and Compliance Department
                                    Attention: Pamela McCormack, Esq.
                                    Facsimile No.: (917) 326-7805

         with a copy to:            Cadwalader, Wickersham & Taft LLP
                                    100 Maiden Lane
                                    New York, New York 10038
                                    Attention: Robert F. McDonough, Esq.
                                    Facsimile No.: (212) 504-6666

         If to Borrower:            27442 Portola Parkway
                                    Suite 200
                                    Foothill Ranch, California 92610
                                    Attention: General Counsel
                                    Facsimile No.: (949) 282-5820

         With a copy to:            Latham & Watkins LLP
                                    650 Town Center Drive, Suite 2000
                                    Costa Mesa, CA 92626-1525
                                    Attention: David C. Meckler, Esq.
                                    Facsimile No.: (714) 755-8290

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender's receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

                  SECTION 10.7. TRIAL BY JURY. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

                  SECTION 10.8. HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 10.9. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  SECTION 10.10. PREFERENCES. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                  SECTION 10.11. WAIVER OF NOTICE. Borrower hereby expressly waives, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

                  SECTION 10.12. REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                  SECTION 10.13. EXPENSES; INDEMNITY. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental, healthcare and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (except as otherwise expressly provided for herein);
(iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties, including the Operators, or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

                  (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

                  (c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and the Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

                  SECTION 10.14. SCHEDULES INCORPORATED. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  SECTION 10.15. OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                  SECTION 10.16. NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

                  (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                  SECTION 10.17. PUBLICITY. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the financing evidenced by the Loan Documents, Lender, CSFB, or any of their Affiliates, shall be subject to the prior approval of Lender.

                  SECTION 10.18. CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING OF ASSETS. (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Loan Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

                  (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

                  SECTION 10.19. WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

                  SECTION 10.20. CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

                  SECTION 10.21. BROKERS AND FINANCIAL ADVISORS. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

                  SECTION 10.22. PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Conditional Commitment Letter dated March 7, 2003 (as amended) between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

                  SECTION 10.23. NOTE REGISTER; OWNERSHIP OF PROMISSORY NOTE B. The ownership of an interest in Promissory Note B shall be registered on a record of ownership maintained by Borrower or its agent. Notwithstanding anything else in the Loan Agreement or Promissory Note B to the contrary, the right to the principal of, and stated interest on, Promissory Note B may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of Promissory Note B (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Promissory Note B on the part of any other person or entity.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                            BRIARCLIFF NURSING AND
                               REHABILITATION CENTER, LP

                            By: Briarcliff Nursing and Rehabilitation Center GP,
                                LLC, its general partner

                            CALIFORNIA SECURED RESOURCES, LLC

                            CAREHOUSE HEALTHCARE CENTER, LLC

                            CLAIRMONT BEAUMONT, LP

                            By: Clairmont Beaumont GP, LLC, its general partner

                            CLAIRMONT LONGVIEW, LP

                            By: Clairmont Longview GP, LLC, its general partner

                            COLONIAL NEW BRAUNFELS CARE CENTER, LP

                            By: Colonial New Braunfels GP, LLC, its general
                                partner

                            COLONIAL TYLER CARE CENTER, LP

                            By: Colonial Tyler GP, LLC, its general partner

                            COMANCHE NURSING CENTER, LP

                            By: Comanche Nursing Center GP, LLC, its general
                                partner

                            CORONADO NURSING CENTER, LP

                            By: Coronado Nursing Center GP, LLC, its general
                                partner

                            DEVONSHIRE CARE CENTER, LLC

                            FLATONIA OAK MANOR, LP

                            By: Flatonia Oak Manor GP, LLC, its general partner

                            FOUNTAIN CARE CENTER, LLC

                            FOUNTAIN SENIOR ASSISTED LIVING, LLC

                            GUADALUPE VALLEY NURSING CENTER, LP

                            By: Guadalupe Valley Nursing Center GP, LLC, its
                                general partner

                            HALLETTSVILLE REHABILITATION AND NURSING CENTER,LP

                            By: Hallettsville Rehabilitation GP, LLC, its
                                general partner

                            HOSPITALITY NURSING AND REHABILITATION CENTER, LP

                            By: Hospitality Nursing GP, LLC, its general partner

                            LIVE OAK NURSING CENTER, LP

                            By: Live Oak Nursing Center GP, LLC, its general
                                partner

                            MONUMENT REHABILITATION AND NURSING CENTER, LP

                            By: Monument Rehabilitation GP, LLC, its general
                                partner

                            OAK CREST NURSING CENTER, LP

                            By: Oak Crest Nursing Center GP, LLC, its general
                                partner

                            OAKLAND MANOR NURSING CENTER, LP

                            By: Oakland Manor GP, LLC, its general partner

                            SHG SECURED RESOURCES, LP

                            By: Secured Resource Management GP, LLC, its general
                                partner

                            SOUTHWOOD CARE CENTER, LP

                            By: Southwood Care Center GP, LLC, its general
                                partner

                            SPRING SENIOR ASSISTED LIVING, LLC

                            TEXAS CITYVIEW CARE CENTER, LP

                            By: Texas Cityview Care Center GP, LLC, its general
                                partner

                            TEXAS HERITAGE OAKS NURSING AND REHABILITATION
                               CENTER, LP

                            By: Texas Heritage Oaks Nursing and Rehabilitation
                                Center GP, LLC, its general partner

                            TEXAS SECURED RESOURCES, LLC

                            THE CLAIRMONT TYLER, LP

                            By: The Clairmont Tyler GP, LLC, its general partner

                            THE EARLWOOD, LLC

                            TOWN AND COUNTRY MANOR, LP

                            By: Town and Country Manor GP, LLC, its general
                                partner

                            VALLEY HEALTHCARE CENTER, LLC

                            VILLA MARIA HEALTHCARE CENTER, LLC

                            WEST SIDE CAMPUS OF CARE, LP

                            By: West Side Campus of Care GP, LLC, its general
                                partner

                            WILLOW CREEK HEALTHCARE CENTER, LLC

                            By: \s\ Roland G. Rapp
                                ------------------------------------------------
                                Name: Roland G. Rapp
                                Title: Secretary

                            COLUMN FINANCIAL, INC.

                            By: \s\ Edmund F. Taylor
                                ------------------------------------------------
                                Name: Edmund F. Taylor
                                Title: Vice President

                                   SCHEDULE I

                           (PROPERTIES AND BORROWERS)

                                                                                          BORROWERS
                                  TYPE OF                          --------------------------------------------------------
         INDIVIDUAL PROPERTIES    FACILITY     COUNTY      STATE      OPERATOR           FEE OWNERS        MASTER LESSEE
---------------------------------------------------------------------------------------------------------------------------
1.     Carehouse Care Center         SNF    Orange          CA     Carehouse            SHG Secured      California Secured
                                                                   Healthcare Center,   Resources, LP    Resources, LLC
                                                                   LLC
2.     Devonshire Care Center        SNF    Riverside       CA     Devonshire Care      SHG Secured      California Secured
                                                                   Center, LLC          Resources, LP    Resources, LLC
3.     Fountain Care Center          SNF    Orange          CA     Fountain Care        SHG Secured      California Secured
                                                                   Center, LLC          Resources, LP    Resources, LLC
4.     Fountain Senior Assisted      ALF    Orange          CA     Fountain Senior      SHG Secured      California Secured
       Living                                                      Assisted Living,     Resources, LP    Resources, LLC
                                                                   LLC
5.     Spring Assisted Living        ALF    Los Angeles     CA     Spring Senior        SHG Secured      California Secured
       and Retirement                                              Assisted Living,     Resources, LP    Resources, LLC
                                                                   LLC
6.     Earlwood Care Center          SNF    Los Angeles     CA     The Earlwood, LLC    SHG Secured      California Secured
                                                                                        Resources, LP    Resources, LLC
7.     Valley Health Care Center     SNF    Fresno          CA     Valley Healthcare    SHG Secured      California Secured
                                                                   Center, LLC          Resources, LP    Resources, LLC
8.     Villa Maria Care Center       SNF    Santa Barbara   CA     Villa Maria          SHG Secured      California Secured
                                                                   Healthcare Center,   Resources, LP    Resources, LLC
                                                                   LLC
9.     Willow Creek Health Care      SNF    Fresno          CA     Willow Creek         SHG Secured      California Secured
       Center                                                      Healthcare Center,   Resources, LP    Resources, LLC
                                                                   LLC
10.    Briarcliff Nursing and        SNF    Hidalgo         TX     Briarcliff Nursing   SHG Secured      Texas Secured
       Rehabilitation Center                                       and Rehabilitation   Resources, LP    Resources, LLC
                                                                   Center, LP
11.    Clairmont Nursing Home        SNF    Jefferson       TX     Clairmont            SHG Secured      Texas Secured
       (Beaumont)                                                  Beaumont, LP         Resources, LP    Resources, LLC
12.    Clairmont Nursing Home        SNF    Gregg           TX     Clairmont            SHG Secured      Texas Secured
       (Longview)                                                  Longview, LP         Resources, LP    Resources, LLC
13.    Colonial Manor Care           SNF    Comal           TX     Colonial New         SHG Secured      Texas Secured
       Center                                                      Braunfels Care       Resources, LP    Resources, LLC
                                                                   Center, LP
14.    Colonial Manor (Tyler)        SNF    Smith           TX     Colonial Tyler       SHG Secured      Texas Secured
                                                                   Care Center, LP      Resources, LP    Resources, LLC

                                    SCH. I-1

                                                                                          BORROWERS
                                  TYPE OF                          -----------------------------------------------------
         INDIVIDUAL PROPERTIES    FACILITY     COUNTY      STATE      OPERATOR           FEE OWNERS        MASTER LESSEE
------------------------------------------------------------------------------------------------------------------------
15.    Comanche Trail Nursing        SNF    Howard          TX     Comanche Nursing     SHG Secured      Texas Secured
       Center                                                      Center, LP           Resources, LP    Resources, LLC
16.    Coronado Nursing Center       SNF    Taylor          TX     Coronado Nursing     SHG Secured      Texas Secured
                                                                   Center, LP           Resources, LP    Resources, LLC
17.    Oak Manor Nursing Center      SNF    Fayetee         TX     Flatonia Oak         SHG Secured      Texas Secured
                                                                   Manor, LP            Resources, LP    Resources, LLC
18.    Guadalupe Valley Nursing      SNF    Guadalupe       TX     Guadalupe Valley     SHG Secured      Texas Secured
       Center                                                      Nursing Center, LP   Resources, LP    Resources, LLC
19.    Hallettsville Nursing         SNF    Lavaca          TX     Hallettsville        SHG Secured      Texas Secured
       Center                                                      Rehabilitation and   Resources, LP    Resources, LLC
                                                                   Nursing Center, LP
20.    Lubbock Hospitality House     SNF    Lubbock         TX     Hospitality          SHG Secured      Texas Secured
                                                                   Nursing and          Resources, LP    Resources, LLC
                                                                   Rehabilitation
                                                                   Center, LP
21.    Live Oak Nursing Center       SNF    Live Oak        TX     Live Oak Nursing     SHG Secured      Texas Secured
                                                                   Center, LP           Resources, LP    Resources, LLC
22.    Monument Hill Nursing         SNF    Fayette         TX     Monument             SHG Secured      Texas Secured
       Center                                                      Rehabilitation and   Resources, LP    Resources, LLC
                                                                   Nursing Center, LP
23.    Oak Crest Nursing Center      SNF    Aransas         TX     Oak Crest Nursing    SHG Secured      Texas Secured
                                                                   Center, LP           Resources, LP    Resources, LLC
24.    Oakland Manor Nursing         SNF    Lee             TX     Oakland Manor        SHG Secured      Texas Secured
       Center                                                      Nursing Center, LP   Resources, LP    Resources, LLC
25.    Southwood Care Center         SNF    Travis          TX     Southwood Care       SHG Secured      Texas Secured
                                                                   Center, LP           Resources, LP    Resources, LLC
26.    Cityview Care Center          SNF    Tarrant         TX     Texas Cityview       SHG Secured      Texas Secured
                                                                   Care Center, LP      Resources, LP    Resources, LLC
27.    Heritage Oaks Nursing         SNF    Lubbock         TX     Texas Heritage       SHG Secured      Texas Secured
       and Rehabilitation Center                                   Oaks Nursing and     Resources, LP    Resources, LLC
                                                                   Rehabilitation
                                                                   Center, LP
28.    Clairmont Nursing Home        SNF    Smith           TX     The Clairmont        SHG Secured      Texas Secured
       (Tyler)                                                     Tyler, LP            Resources, LP    Resources, LLC
29.    Town & Country Manor          SNF    Kendall         TX     Town and Country     SHG Secured      Texas Secured
                                                                   Manor, LP            Resources, LP    Resources, LLC
30.    West Side Campus of Care      SNF    Tarrant         TX     West Side Campus     SHG Secured      Texas Secured
                                                                    of Care, LP         Resources, LP    Resources, LLC

                                    SCH. I-2

                                   SCHEDULE II

                      (PROPERTIES - ALLOCATED LOAN AMOUNTS)

            INDIVIDUAL PROPERTY         ALLOCATED LOAN AMOUNT      NOTE A ALLOCATED LOAN AMOUNT    NOTE B ALLOCATED LOAN
                                                                                                          AMOUNT
------------------------------------------------------------------------------------------------------------------------
1.       City View Care Center             $ 3,032,668.99                 $ 2,713,440.82               $ 319,228.17
2.       Clairmont Beaumont                $ 5,487,423.24                 $ 4,909,800.00               $ 577,623.24
3.       Clairmont of Longview             $ 5,104,070.32                 $ 4,566,800.00               $ 537,270.32
4.       Colonial Manor Tyler              $ 3,750,766.88                 $ 3,355,949.49               $ 394,817.39
5.       Clairmont of Tyler                $ 4,545,470.35                 $ 4,067,000.00               $ 478,470.35
6.       Coronado Nursing Center           $ 3,247,546.89                 $ 2,905,700.00               $ 341,846.89
7.       Colonial Manor Care Center        $ 2,787,689.10                 $ 2,494,248.27               $ 293,440.83
8.       Lubbock Hospitality House         $ 1,627,294.03                 $ 1,456,000.00               $ 171,294.03
9.       Halletsville Rehab and
         Nursing Center                    $   302,603.52                 $   270,750.54               $  31,852.99
10.      Heritage Oaks Nursing and
         Rehab                             $ 4,514,176.23                 $ 4,039,000.00               $ 475,176.23
11.      Monument Hill Nursing             $ 2,825,858.67                 $ 2,528,400.00               $ 297,458.67
12.      Oak Crest Center                  $   730,100.00                 $   730,100.00               $  85,899.07
13.      Oak Manor Nursing Center          $   991,241.12                 $   886,900.00               $ 104,341.12
14.      Oakland Manor Nursing
         Center                            $   381,810.80                 $   341,620.20               $  40,190.59
15.      Southwood Care Center             $ 1,593,652.86                 $ 1,425,900.00               $ 167,752.86
16.      Town and Country Manor            $ 1,572,529.33                 $ 1,407,000.00               $ 165,529.33
17.      West Side Campus of Care          $ 2,562,988.10                 $ 2,293,200.00               $ 269,788.10
18.      Briarcliff Nursing and
         Rehab Center                      $ 8,429,293.67                 $ 7,542,000.00               $ 887,293.67

                                   SCH. II-1

19.      Comanche Trail Nursing

         Center                            $ 1,110,941.12                 $   994,000.00               $ 116,941.12
20.      Guadalupe Valley Nursing
         Center                            $ 3,789,717.45                 $ 3,390,800.00               $ 398,917.45
21.      Live Oak Nursing Center           $ 2,891,576.32                 $ 2,587,200.00               $ 304,376.32
22.      Fountain Assisted Living
         Center                            $ 1,374,259.05                 $ 1,229,600.27               $ 144,658.78
23.      Spring Retirement Center          $ 1,706,712.70                 $ 1,527,058.81               $ 179,653.89
24.      Carehouse  Care Center            $ 4,448,016.26                 $ 3,979,804.23               $ 468,212.03
25.      Devonshire Care Center            $ 3,303,705.56                 $ 2,955,947.23               $ 347,758.32
26.      Earlwood Care Center              $ 3,302,872.78                 $ 2,955,202.11               $ 347,670.66
27.      Fountain Care Center              $ 3,648,104.60                 $ 3,264,093.76               $ 384,010.84
28.      Valley Health Care Center         $ 5,981,699.53                 $ 5,352,047.23               $ 629,652.30
29.      Villa Maria Care Center           $ 2,952,448.08                 $ 2,641,664.21               $ 310,783.87
30.      Willow Creek Care Center          $ 6,916,863.39                 $ 6,188,772.83               $ 728,090.56

                                    SCH. II-2

                                  SCHEDULE III

                             (REQUIRED REPAIR FUND)

$552,456.00, which is the aggregate amount of the estimated cost for the Required Repairs for each Individual Property multiplied by one hundred twenty five percent (125%).

                                   SCH. III-1

                                   SCHEDULE IV

                           (ORGANIZATIONAL STRUCTURE)

                                (attached hereto)

                                   SCH. IV-1

                                   SCHEDULE V

                             (LICENSED BED CAPACITY)

                                                                LICENSED
                                                                BED/UNIT
                          INDIVIDUAL PROPERTIES                 CAPACITY
------------------------------------------------------------------------
1.         Carehouse Care Center                                174 beds
2.         Devonshire Care Center                                99 beds
3.         Fountain Care Center                                 179 beds
4.         Fountain Senior Assisted Living                      153 units
5.         Spring Assisted Living and Retirement                 51 units
6.         Earlwood Care Center                                  87 beds
7.         Valley Health Care Center                             99 beds
8.         Villa Maria Care Center                               88 beds
9.         Willow Creek Health Care Center                      159 beds
10.        Briarcliff Nursing and Rehabilitation Center         194 beds
11.        Clairmont Nursing Home (Beaumont)                    148 beds
12.        Clairmont Nursing Home (Longview)                    178 beds
13.        Colonial Manor Care Center                           172 beds
14.        Colonial Manor (Tyler)                               172 beds
15.        Comanche Trail Nursing Center                        119 beds
16.        Coronado Nursing Center                              221 beds
17.        Oak Manor Nursing Center                              90 beds
18.        Guadalupe Valley Nursing Center                      150 beds
19.        Hallettsville Nursing Center                         120 beds
20.        Lubbock Hospitality House                            117 beds
21.        Live Oak Nursing Center                              100 beds
22.        Monument Hill Nursing Center                         110 beds

                                    SCH. V-1

                                                                LICENSED
                                                                BED/UNIT
                          INDIVIDUAL PROPERTIES                 CAPACITY
------------------------------------------------------------------------
23.        Oak Crest Nursing Center                              92 beds
24.        Oakland Manor Nursing Center                         120 beds
25.        Southwood Care Center                                120 beds
26.        Cityview Care Center                                 210 beds
27.        Heritage Oaks Nursing and Rehabilitation Center      159 beds
28.        Clairmont Nursing Home (Tyler)                       120 beds
29.        Town & Country Manor                                 126 beds
30.        West Side Campus of Care                             240 beds

                                    SCH. V-2

                                   SCHEDULE VI

                      (ALLOCATION OF DEBT SERVICE RESERVE)

Fountain Senior Assisted Living             $62,221.00

Spring Assisted Living and Retirement       $77,714.00

                                   SCH. VI-1

                                  SCHEDULE VII

                           (FORM OF OCCUPANCY REPORT)

                                (attached hereto)

                                   SCH. VII-1

                                  SCHEDULE VIII

                           (FICTITIOUS BUSINESS NAMES)

                   ENTITY                                       DBA
--------------------------------------------------------------------------------------
Colonial New Braunfels Care Center, LP        Colonial Manor Care Center
Comanche Nursing Center, LP                   Comanche Trail Nursing Center
Flatonia Oak Manor, LP                        Oak Manor Nursing Center
Hospitality Nursing and Rehabilitation        Lubbock Hospitality House Nursing and
Center, LP                                    Rehabilitation Center
Texas Cityview Care Center, LP                Cityview Care Center
Texas Heritage Oaks Nursing and               Heritage Oaks Nursing and Rehabilitation
Rehabilitation Center, LP                     Center
Villa Maria Healthcare Center, LLC            Villa Maria Care Center

                                  SCH. VIII-1

                                   SCHEDULE IX

                   (EXCEPTIONS TO HEALTH CARE REPRESENTATIONS)

                                                                            SUBSTANDARD QUALITY       DENIAL OF
             FACILITY                 SURVEY DATE             TAG            OF CARE DEFICIENCY        PAYMENT
                                                                                                      DEFICIENCY
----------------------------------------------------------------------------------------------------------------
Clairmont Nursing Home (Tyler)          4/16/03              F224G                  None                 None
Colonial Manor (Tyler)                  6/13/03              F314G                  None                 None
Comanche Trail Nursing Center           6/19/03          F279G, F324G               None                 None
Monument Hill Nursing Center            7/15/03              F224G                  None                 None
Guadalupe Valley Nursing Center         3/28/03              F327G                  None                 None

                                    SCH.IX-1

                                   SCHEDULE X

                  (INTERIM MANAGEMENT AGREEMENTS AND SUBLEASES)

Fountain Senior Assisted Living
Spring Assisted Living and Retirement

                                    SCH. X-1

                                   SCHEDULE XI

                     (PROPERTIES WITH PROVISIONAL LICENSES)

1.     Carehouse Care Center
2.     Devonshire Care Center
3.     Fountain Care Center
4.     Fountain Senior Assisted Living
5.     Spring Assisted Living and Retirement
6.     Earlwood Care Center
7.     Valley Health Care Center
8.     Villa Maria Care Center
9.     Willow Creek Health Care Center
10.    Briarcliff Nursing and Rehabilitation Center
11.    Clairmont Nursing Home (Beaumont)
12.    Clairmont Nursing Home (Longview)
13.    Colonial Manor Care Center
14.    Colonial Manor (Tyler)
15.    Comanche Trail Nursing Center
16.    Coronado Nursing Center
17.    Oak Manor Nursing Center
18.    Guadalupe Valley Nursing Center
19.    Hallettsville Nursing Center
20.    Lubbock Hospitality House
21.    Live Oak Nursing Center
22.    Monument Hill Nursing Center
23.    Oak Crest Nursing Center
24.    Oakland Manor Nursing Center
25.    Southwood Care Center
26.    Cityview Care Center

                                   SCH. XI-1

27.    Heritage Oaks Nursing and Rehabilitation Center
28.    Clairmont Nursing Home (Tyler)
29.    Town & Country Manor
30.    West Side Campus of Care

                                   SCH. XI-2

                                 SCHEDULE 4.2(h)

                        (MEDICARE AND MEDICAID PROGRAMS)

                                                       MEDICARE PROVIDER
                   INDIVIDUAL PROPERTIES                       #             MEDICAID PROVIDER #
------------------------------------------------------------------------------------------------
1.      Carehouse Care Center                               05-6332               LTC55765F
2.      Devonshire Care Center                              05-6095               ZZT06095F
3.      Fountain Care Center                                55-5259               LTC55259F
4.      Earlwood Care Center                                05-5032               ZZT05032G
5.      Valley Health Care Center                           05-6225               ZZR06225F
6.      Villa Maria Care Center                             05-5830               ZZT05830H
7.      Willow Creek Health Care Center                     55-5652               LTC55652F
8.      Briarcliff Nursing and Rehabilitation Center        67-5162               H06751629
9.      Clairmont Nursing Home (Beaumont)                   45-5757               H04557577
10.     Clairmont Nursing Home (Longview)                   45-5684               H04556843
11.     Colonial Manor Care Center                          45-5020               H04550201
12.     Colonial Manor (Tyler)                              45-5429               H04554293
13.     Comanche Trail Nursing Center                       67-5462               H06754623
14.     Coronado Nursing Center                             67-5746               H04556817
15.     Oak Manor Nursing Center                            67-5445               H06754457
16.     Guadalupe Valley Nursing Center                     45-5869               H04558697
17.     Hallettsville Nursing Center                        67-5095               H06750955
18.     Lubbock Hospitality House                           45-5940               H04559403
19.     Live Oak Nursing Center                             67-5104               H06751045
20.     Monument Hill Nursing Center                        45-5715               H04557157
21.     Oak Crest Nursing Center                            45-5974               H04559745
22.     Oakland Manor Nursing Center                        67-5101               H06751011

                                 SCH. 4.2(h)-1

                                                       MEDICARE PROVIDER
                   INDIVIDUAL PROPERTIES                       #             MEDICAID PROVIDER #
------------------------------------------------------------------------------------------------
23.     Southwood Care Center                               45-5887               H04558871
24.     Cityview Care Center                                67-5622               001004921
25.     Heritage Oaks Nursing and Rehabilitation            67-5346               H06753467
        Center
26.     Clairmont Nursing Home (Tyler)                      45-5485               H04554855
27.     Town & Country Manor                                45-5796               H04557965
28.     West Side Campus of Care                            45-5592               H04555927

                                  SCH. 4.2(h)-2

                                 SCHEDULE 4.2(j)

                       (COLLECTIVE BARGAINING AGREEMENTS)

                                      None.

                                  SCH. 4.2(j)-1